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                                                                    EXHIBIT 10.1



                                                                  EXECUTION COPY

                             CONTRIBUTION AGREEMENT

                              FOR THE FORMATION OF

                             JHFSC ACQUISITION CORP.

                                 OCTOBER 4, 1996




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                                                                  EXECUTION COPY

                             CONTRIBUTION AGREEMENT

                                TABLE OF CONTENTS

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Preliminary Statement.............................................................................................1

         1.       Definitions.....................................................................................1

         2.       Contribution of the Shares......................................................................6
                  2.01     Contribution of Shares and Additional Share Agreement..................................6
                  2.02     Contributions by Lee and SCP...........................................................6
                  2.03     Contribution by Employee Investors.....................................................7
                  2.04     Further Assurances.....................................................................7
                  2.05     Shareholder Agreement..................................................................7
                  2.06     Closing................................................................................7

         3.       Representations of Hancock with Respect to Hancock and the Shares...............................8
                  3.01     Organization...........................................................................8
                  3.02     Title to Shares........................................................................8
                  3.03     Authority..............................................................................8
                  3.04     Enforceability;  No Violation..........................................................8
                  3.05     Brokers................................................................................9
                  3.06     Purchase for Investment................................................................9

         4.       Representations of Hancock with Respect to the Company..........................................9
                  4.01     Organization and Qualification........................................................10
                  4.02     No Violation..........................................................................10
                  4.03     Capitalization........................................................................10
                  4.04     Subsidiaries..........................................................................10
                  4.05     Financial Statements..................................................................11
                  4.06     Absence of Undisclosed Liabilities....................................................11
                  4.07     Absence of Certain Material Changes...................................................11
                  4.08     Title to Assets.......................................................................13
                  4.09     Real Estate...........................................................................13
                  4.10     Intentionally Omitted.................................................................14
                  4.11     Intellectual Property.................................................................14
                  4.12     Contracts.............................................................................14
                  4.13     Compliance with Laws..................................................................15

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                  4.14     Certain Employee Matters..............................................................17
                  4.15     Employee Benefit Plans................................................................17
                  4.16     [Intentionally Omitted]...............................................................21
                  4.17     Litigation............................................................................21
                  4.18     [Intentionally Omitted]...............................................................22
                  4.19     Transactions with Interested Persons..................................................22
                  4.20     Brokerage Clients.....................................................................22
                  4.21     Investment Advisory Clients...........................................................23
                  4.22     Investment Fund Clients...............................................................23

         5.       Representations of Newco.......................................................................24
                  5.01     Organization and Authority............................................................24
                  5.02     Authorization.........................................................................24
                  5.03     Capitalization of Newco...............................................................25
                  5.04     Regulatory Approvals..................................................................25
                  5.05     Actions or Proceedings................................................................25
                  5.06     Investment Representation.............................................................25
                  5.07     Financing Commitments.................................................................25
                  5.08     New Company; No Liabilities...........................................................26
                  5.09     Solvency..............................................................................26
                  5.10     Brokers...............................................................................27
                  5.11     No Agreement..........................................................................27

         6.       Covenants......................................................................................27
                  6.01     Covenants of Hancock with Respect to the Company......................................27
                  6.02     Covenants of Hancock with Respect to Closing..........................................29
                  6.03     Covenants of Newco with Respect to the Closing........................................30
                  6.04     Tax Matters...........................................................................30
                  6.05     Confidentiality.......................................................................30
                  6.06     Non-Competition.......................................................................32
                  6.07     12b-1 Funds...........................................................................33
                  6.08     Sutro Litigation Escrow...............................................................33
                  6.09     Public Announcements..................................................................33
                  6.10     Further Action........................................................................33
                  6.11     Reconciliation of Accounts............................................................33
                  6.12.    Pursuit of Rights.....................................................................34
                  6.13.    Compliance with Section 15(f).........................................................34
                  6.14.    Further Cooperation...................................................................34


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
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         7.       Conditions to Obligations of Newco.............................................................34
                  7.01     Continued Truth of Representations and Warranties of Hancock;
                           Compliance with Obligations...........................................................34
                  7.02     Governmental and Third Party Approvals................................................35
                  7.03     Adverse Proceedings...................................................................35
                  7.04     Opinion of Counsel....................................................................35
                  7.05     Closing Deliveries....................................................................35
                  7.06     Financing.............................................................................36
                  7.07     Approval of Fund Trustees or Directors................................................36
                  7.08     Approval of Fund Shareholders.........................................................36
                  7.09     Execution of the Fund Agreements......................................................37
                  7.10     Transitional Services Agreement.......................................................37
                  7.11     Tax Matters Agreement.................................................................37
                  7.12     No Material Adverse Effect............................................................37

         8.       Conditions to Obligations of Hancock...........................................................37
                  8.01     Continued Truth of Representations and Warranties of Newco;
                           Compliance with Covenants and Obligations.............................................37
                  8.02     Corporate Proceedings.................................................................37
                  8.03     Governmental and Third Party Approvals................................................37
                  8.04     Adverse Proceedings...................................................................37
                  8.05     Opinion of Counsel....................................................................38
                  8.06     Tax Matters Agreement.................................................................38
                  8.07     Additional Share Agreement............................................................38
                  8.08     Newco Shareholder Agreements..........................................................38
                  8.09     Managements' Obligations..............................................................38
                  8.10     Closing Deliveries....................................................................38
                  8.11     Repayment of Commercial Paper Facility................................................39
                  8.12     Goldsmith Contribution Agreement......................................................39

         9.       Indemnification................................................................................40
                  9.01     Survival..............................................................................40
                  9.02     Indemnification by Hancock............................................................40
                  9.03     Special Indemnification with Respect to Certain Matters...............................41
                  9.04     Indemnification by Newco..............................................................41
                  9.05     Minimum Indemnification...............................................................42
                  9.06     Maximum Indemnification for Certain Losses............................................42
                  9.07     Notice and Opportunity to Defend......................................................42
                  9.08     Contribution..........................................................................44

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                  9.09     Exclusive Remedy......................................................................44
                  9.10     Determination of Loss.................................................................44
                  9.11     Effect of Indemnification.............................................................45

         10.      Termination of Agreement.......................................................................45
                  10.01    Termination by Lapse of Time..........................................................45
                  10.02    Termination by Agreement of the Parties...............................................45
                  10.03    Availability of Remedies at Law.......................................................46

         11.      Restriction On Use of Certain Names............................................................46

         12.      Agreement to Satisfy Certain Liabilities and Advances..........................................47

         13.      Notices........................................................................................47

         14.      Successors and Assigns.........................................................................48

         15.      Entire Agreement; Amendments; Attachments......................................................49

         16.      Severability...................................................................................49

         17.      Expenses.......................................................................................49

         18.      Governing Law..................................................................................50

         19.      Section Headings...............................................................................50

         20.      Counterparts...................................................................................50

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Exhibits
--------

A        Additional Share Agreement
B        Terms of Shareholder Agreement
C        Lee Commitment Letter
C-1      SCP Commitment Letter
D        Performance Milestones
E        Terms of Transitional Services Agreement
F        Tax Matters Agreement
G        Goldsmith Contribution Agreement


Schedules
---------

1.       Active Subsidiaries

3.05     Brokers

4.04     Subsidiaries

4.06     Absence of Undisclosed Liabilities

4.07     Absence of Certain Material Changes

4.08     Title to Assets

4.09     Real Estate

4.11     Intellectual Property

4.12     Contracts

4.14     Certain Employee Matters

4.15     Employee Benefit Plans

4.17     Litigation

4.19     Transactions with Interested Persons

4.20     Brokerage Clients

4.21     Investment Advisory Clients

5.10     Brokers

6.02     Resigning Directors

6.06     Non-Competition


     Exhibits and Schedules have been omitted from this Agreement. The Registrant Agrees to furnish supplementally a copy of such Exhibits and Schedules to the Commission upon request.






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                                                                  EXECUTION COPY

                             CONTRIBUTION AGREEMENT

         Contribution Agreement (the "Agreement") made as of the 4th day of October, 1996 by and between JHFSC Acquisition Corp., a Delaware corporation ("Newco"), John Hancock Subsidiaries, Inc., a Delaware corporation ("Hancock"), Thomas H. Lee Equity Fund III, L.P., a Delaware limited partnership ("Lee"), and SCP Private Equity Partners, L.P., a Delaware limited partnership ("SCP").

                              PRELIMINARY STATEMENT

         1. Hancock owns all of the issued and outstanding shares of the common stock, no par value (the "Common Stock"), of John Hancock Freedom Securities Corporation, a Massachusetts corporation (the "Company").

         2. Hancock desires to contribute 100% of the issued and outstanding shares of the Company (the "Shares") to Newco in exchange for (i) 4.999% of the issued and outstanding capital stock of Newco on the Closing Date (the "Hancock Newco Shares") and (ii) one hundred and eighty million dollars ($180,000,000), subject to reduction, dollar for dollar, by the amount of any dividend or distribution upon the equity securities of the Company made pursuant to Section 6.01(a)(iii);

         3. As provided in Section 2.2, Lee and SCP desire to contribute an aggregate of $50,000,000 to the capital of Newco (which amount may be reduced to the extent that certain employees and members of management of the Company and its Subsidiaries (the "Employee Investors") contribute more than $25,000,000 to the capital of Newco;

         4. The Employee Investors intend to contribute at least $25,000,000 to the capital of Newco; and

         5. The Parties hereto intend for the transactions contemplated by this Agreement to be governed by Section 351 of the Code.

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

         1. DEFINITIONS. For the purposes of this Agreement, all capitalized words or expressions used in this Agreement (including the Schedules and Exhibits annexed hereto) shall have the meanings specified in this Article 1 (such meanings to be equally applicable to both the singular and plural forms of the terms defined):




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         "ACTIVE SUBSIDIARY" means any of the Subsidiaries of the Company listed on SCHEDULE 1 attached hereto.

         "ADDITIONAL SHARE AGREEMENT" means the Agreement attached hereto as EXHIBIT A.

         "ADVISERS ACT" means the Investment Advisers Act of 1940, as amended.

         "AFFILIATE" means, when used with respect to any Person at any time,
(a) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (b) each Person who is or has been within two years prior to the time in question an officer, director or direct or indirect beneficial holder of at least 5% of any class of the outstanding capital stock of such specified Person, and (c) each Person of which such specified Person or an affiliate (as defined in clauses (a) or (b) above) thereof shall, directly or indirectly, beneficially own at least 5% of any class of outstanding capital stock or other evidence of beneficial interest at such time.

         "AGREEMENT" means this Contribution Agreement (together with all Exhibits and Schedules hereto) as from time to time assigned, supplemented, modified, amended, or restated or as the terms hereof may be waived.

         "BUSINESS DAY" means any day, excluding Saturday, Sunday and any other day on which commercial banks in Boston, Massachusetts are authorized or required by law to close.

         "CHARTER" means the Certificate of Incorporation, Articles of Incorporation or articles of organization or other organizational document of a corporation, as amended and restated through the date hereof.

         "CLAIM" means an action, suit, proceeding, hearing, investigation, litigation, complaint, claim or demand.

         "CODE" means the Internal Revenue Code of 1986, and the regulations thereunder, published Internal Revenue Service rulings, and court decisions in respect thereof, all as the same shall be in effect at the time.

         "COMMISSION" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Exchange Act.

         "COMMON STOCK" means the common stock of the Company, no par value per share.

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         "COMPANY" means John Hancock Freedom Securities Corporation, a
Massachusetts corporation, and its successors and assigns.

         "CONTRIBUTION DOCUMENTS" means this Agreement, the Additional Share Agreement, the Shareholder Agreement, the Transitional Services Agreement and the Tax Matters Agreement.

         "EMPLOYEE INVESTOR" means those employees and members of the management of the Company and its Subsidiaries who agree prior to the Closing Date to contribute, in the aggregate, at least $25,000,000 to the capital of Newco.

         "EQUITY SECURITY" shall have the meaning given to such term in Section 3(a)(ii) of the Exchange Act.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and any similar or successor federal statute, and the rules, regulations and interpretations thereunder, all as the same shall be in effect at the time.

         "ERISA AFFILIATE" means, for purposes of Title IV of ERISA, any trade or business, whether or not incorporated, that together with the Company or any Subsidiary of the Company, would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA, and, for purposes of the Code, any member of any group that, together with the Company or any Subsidiary of the Company, is treated as a "single employer" for purposes of Section 414 of the Code.

         "ERISA LIABILITIES" means any Liability, loss, cost or expense incurred by the Company or any Subsidiary and arising out of any breach of a representation or warranty included in Section 4.15.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, and any similar or successor federal statute, and the rules and regulations and interpretations of the Commission thereunder, all as the same shall be in effect at the time.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board.

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         "HANCOCK" means John Hancock Subsidiaries, Inc., a Delaware corporation, and its successors and assigns.

         "HANCOCK NEWCO SHARES" means 4.999% of the issued and outstanding shares of capital stock of Newco on the Closing Date.

         "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended, and any similar or successor federal statute, and the rules and regulations and interpretations of the Commission thereunder, all as the same shall be in effect at the time.

         "IRS" means the Internal Revenue Service and any similar or successor agency of the federal government administering the Code.

         "LEE" means Thomas H. Lee Equity Fund III, L.P., a Delaware limited partnership, and its successors and assigns.

         "LIABILITIES" means all obligations, contingent or otherwise, whether current or long-term, which in accordance with GAAP would be classified upon the obligor's balance sheet as liabilities (other than deferred taxes) and shall also include capitalized leases, guaranties, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others (other than the Company or any of its Subsidiaries), including any agreement to purchase or otherwise acquire the obligations of others or any agreement, contingent or otherwise, to furnish funds for the purchase of goods, supplies or services for the purpose of payment of the obligations of others.

         "LIEN" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing, except for any Lien arising by operation of law.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the operations, assets, liabilities, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of Hancock to perform in any material respect its obligations under any of the Contribution Documents, (c) the validity or enforceability of any of the Contribution Documents or the rights and remedies of Newco thereunder.

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         "NEWCO" means JHFSC Acquisition Corp., a Delaware corporation, and its successors and assigns.

         "NEWCO COMMON STOCK" means the common stock, no par value per share, of Newco.

         "OFFICER'S CERTIFICATE" means a certificate signed in the name of a corporation by its President, Chief Executive Officer, Treasurer, Chief Financial Officer, or, if so specified, the Clerk or Secretary, acting in his or her official capacity.

         "PERSON" means any individual, firm, partnership, association, trust, corporation, limited liability company, governmental body or other entity.

         "PBGC" means the Pension Benefit Guaranty Corporation, and any successor thereto.

         "PRINCIPAL SUBSIDIARY" means any one or more of Freedom Capital Management, Corporation, Sutro and Co. Incorporated, Tucker Anthony Incorporated and John Hancock Clearing Corp.

         "SCP" means SCP Private Equity Partners, L.P., a Delaware limited partnership, and its successors and assigns.

         "SECURITIES ACT" means the Securities Act of 1933, and any similar or successor federal statute, and the rules, regulations and interpretations of the Commission thereunder, all as the same shall be in effect at the time.

         "SHAREHOLDER AGREEMENT" means the Agreement incorporating the terms set forth on EXHIBIT B hereto among the shareholders of Newco.

         "SHARES" means the outstanding shares of Common Stock of the Company.

         "SUBSIDIARY" means, any Person of which the Company (or other specified Person) shall own directly or indirectly through a Subsidiary, a nominee arrangement or otherwise at least a majority of the outstanding capital stock (or other shares of beneficial interest) presently entitled to vote generally or at least a majority of the partnership, joint venture or similar interests, or in which the Company (or other specified Person) is a general partner or joint venturer without limited liability.

         "TRANSITIONAL SERVICES AGREEMENT" means the Agreement to be entered into between the Company and Hancock on the Closing Date containing the terms set forth on EXHIBIT E.

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         The following additional terms shall have the meanings set forth in the section references.

              Term                               Section Where Defined
              ----                               ---------------------

Brokerage Clients                                          4.20
Brokerage Contracts                                        4.20
Newco Common Stock                                         2.01
Closing                                                    2.01
Closing Date                                               2.01
Company Reports                                            4.13
Definitive Financing Agreements                            6.03(b)
Financial Statements                                       4.05
Hancock Newco Shares                                       Preliminary Statement
Investment Clients                                         4.20
Investment Contracts                                       4.20
Investment Fund                                            4.20
Investment Fund Clients                                    4.20
Investment Fund Client Financial Statements                4.20
License                                                    11
Most Recent Financial Statements                           4.05
Plan                                                       4.15
Solvent                                                    5.09
Tax Matters Agreement                                      6.04

         2.       CONTRIBUTION OF THE SHARES

                  2.01 CONTRIBUTION OF SHARES AND ADDITIONAL SHARE AGREEMENT. Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated hereby (the "Closing"), Hancock shall contribute to Newco the Shares in exchange for the Hancock Newco Shares and one hundred eighty million dollars ($180,000,000) in immediately available funds (the "Cash Boot"). At the time of such contribution, Hancock shall deliver to Newco certificates evidencing the Shares duly endorsed in blank or with stock powers duly executed by Hancock. At the time of such contribution, Newco and Hancock shall enter into an Additional Share Agreement in the form of EXHIBIT A hereto.

                  2.02 CONTRIBUTIONS BY LEE AND SCP. Subject to and upon the terms and conditions set forth in separate commitment letters previously delivered to Newco, copies of

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which are attached as EXHIBITS C AND C-1, respectively, at the Closing Lee and
SCP shall contribute to the capital of Newco the amounts set forth in SCHEDULE
2.02 and shall be entitled to receive in consideration thereof the number of shares of Newco Common Stock set forth on SCHEDULE 2.02. The amounts contributed by Lee and SCP and the shares of Newco Common Stock shall be reduced dollar for dollar to the extent the Employee Investors contribute in excess of $25,000,000 to the Company. Lee and SCP are parties to this Agreement solely to evidence their obligations under this Section 2.02 and Section 6.09, and shall have no liability, obligation, commitment or benefit under any other provision of this Agreement.

                  2.03 CONTRIBUTION BY EMPLOYEE INVESTORS. Subject to and upon the terms and conditions of this Agreement, at the Closing the Employee Investors shall contribute to the capital of Newco at least $25,000,000 and shall be entitled to receive in consideration thereof the number of shares of Newco Common Stock set forth on SCHEDULE 2.02. The number of shares of Newco Common Stock will be increased to the extent the Employee Investors contribute to the Company more than $25,000,000 so that the shares of Newco Common Stock held by the Employee Investors when aggregated with the Newco Common Stock held by Lee and SCP are equal to ninety-five and one one-thousandth percent (95.001%) of the outstanding shares of Newco Common Stock.

                  2.04 FURTHER ASSURANCES. At any time and from time to time after the Closing, at Newco's request and without further consideration, Hancock shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as Newco may reasonably request, more effectively to transfer, convey and assign to Newco, and to confirm Newco's title to, all of the Shares. At any time and from time to time after the Closing, at Hancock's request and without further consideration, Newco shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such action as Hancock shall reasonably request, more effectively to transfer, convey and assign to Hancock, and to confirm Hancock's title to, all of the Hancock Newco Shares.

                  2.05 SHAREHOLDER AGREEMENT. At the Closing each stockholder of Newco shall enter into a Shareholder Agreement in a form reasonably acceptable to Hancock, Lee, SCP and a representative of the Employee Investors incorporating the terms set forth on EXHIBIT B hereto.

                  2.06 CLOSING. The Closing shall take place at the offices of Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02110 at 10:00 a.m., Boston Time, on the first Business Day on which all of the conditions in Sections 7 and 8 have been

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satisfied or at such other place, time or date as may be mutually agreed upon in writing by the parties. The date on which the Closing occurs is referred to herein as the Closing Date.

         3.       REPRESENTATIONS OF HANCOCK WITH RESPECT TO HANCOCK AND THE
SHARES.

                  Hancock, represents and warrants to Newco as follows:

                  3.01 ORGANIZATION. Hancock is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and Hancock has all requisite power and authority (corporate or otherwise) to execute and deliver the Contribution Documents to which it is a party and to consummate the transactions contemplated thereby.

                  3.02 TITLE TO SHARES. Hancock has good and marketable title to the Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

                  3.03 AUTHORITY. Hancock has the full right, power and authority to enter into this Agreement and the Contribution Documents to which it is a party and Hancock has full right, power and authority to transfer, convey and contribute to Newco at the Closing the Shares. The execution by Hancock of the Contribution Documents to which it is a party and the performance by Hancock of all of its obligations thereunder have been duly authorized by all requisite corporate action on behalf of Hancock, and, upon consummation of the Contribution and exchange contemplated hereby, Newco will acquire from Hancock good and marketable title to the Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever except as provided for under the Shareholder Agreement or any other agreement to which Newco is a party.

                  3.04 ENFORCEABILITY; NO VIOLATION. This Agreement and each Contribution Document to which Hancock is a party has been duly executed and delivered by Hancock and is enforceable against Hancock in accordance with its terms. The execution by Hancock of the Contribution Documents to which it is a party and the performance by Hancock of its obligations thereunder will not violate the provisions of (i) any applicable federal or state law or (ii) Hancock's Charter or By-Laws, or (iii) any provision of, and will not result in default or acceleration of any obligation under, any contract, agreement, order, judgment or decree to which Hancock or any of its Affiliates is party, or to which any property of Hancock or any of its Affiliates is subject where such violation, or default or acceleration would have a Material Adverse Effect.

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                  3.05     BROKERS. Except as set forth on SCHEDULE 3.05 hereto,
no broker or finder has acted for Hancock or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of Hancock or any of its Affiliates.

                  3.06 PURCHASE FOR INVESTMENT. Hancock hereby represents and warrants to Newco as follows with respect to Newco Common Stock to be received by Hancock:

                           (a)      Hancock is acquiring the Hancock Newco
Shares for its own account for purposes of investment, and Hancock has no present intention of selling such securities except in compliance with federal securities laws or any applicable state securities laws;

                           (b)      in acquiring the Hancock Newco Shares,
Hancock is not relying upon any information other than the results of Hancock's own independent investigation, the representations and warranties contained herein and the consummation of the transactions contemplated herein in accordance with this Agreement;

                           (c)      Hancock (or its representatives) has had an
opportunity to ask questions of and receive answers from the officers or representatives of Newco concerning the Hancock Newco Shares, the terms and conditions of its acquisition of such securities and all such questions have been answered to the full satisfaction of Hancock;

                           (d)      Hancock has the knowledge and experience in
financial and business matters such that it is capable of evaluating the merits and risks of its investment in Newco;

                           (e)      Hancock is able to bear the economic risks
of an investment in Newco; and

                           (f)      Hancock is an "accredited investor" as
defined in Regulation D promulgated under the Securities Act.

         4.       REPRESENTATIONS OF HANCOCK WITH RESPECT TO THE COMPANY

                  Hancock represents and warrants to Newco as follows with respect to the Company:


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                  4.01 ORGANIZATION AND QUALIFICATION. The Company and each of its Principal Subsidiaries is a corporation, validly existing and in good standing under the laws of the state of its incorporation. The Company and each of its Principal Subsidiaries has all requisite power and authority to conduct its business as such business is currently conducted. The copies of the Company's and each of its Principal Subsidiaries' Charter and By-Laws, as amended to date and made available to Newco's counsel prior to the Closing, are true, complete and correct. The Company and each of its Principal Subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the conduct of its business would require such qualification, except where the failure to be so qualified would neither significantly interfere with the ability of the Company or any of its Principal Subsidiaries to conduct their respective businesses substantially as currently conducted nor significantly diminish the value of the Company and its Subsidiaries, taken as a whole.

                  4.02 NO VIOLATION. Assuming the accuracy of the representations and warranties of Newco hereunder, that all necessary regulatory or third party consents are obtained prior to Closing, and that all Liabilities owed to Hancock and its Affiliates are repaid in accordance with Section 12, the consummation by Hancock of the transactions contemplated hereby will not violate the provisions of (i) the Charter or By-Laws of the Company or its Principal Subsidiaries, or (ii) any provision of, or result in a default or acceleration of any material obligation under, or result in any change in the material rights or obligations of the Company or any Principal Subsidiary of the Company under, any agreement or other contract required to be identified on SCHEDULE 4.12 hereto.

                  4.03 CAPITALIZATION. The Company's authorized capital stock consists of 1,000 shares of Common Stock, no par value, of which 1,000 shares are issued and outstanding, all of which are owned beneficially and of record by Hancock. Except for the rights of Newco hereunder, there are no outstanding options, warrants, rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into or exchangeable for, any additional shares of Common Stock or any other Equity Security of the Company.

                  4.04 SUBSIDIARIES. SCHEDULE 4.04 attached hereto sets forth for each Subsidiary of the Company (a) the name of the Subsidiary, (b) its jurisdiction of incorporation, and (c) the name of each holder (other than the Company or one of its Subsidiaries) of any Equity Securities of such Subsidiary, and the percentage of outstanding Equity Securities held by such holder. There are no outstanding options, warrants, rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into or exchangeable for, any additional Equity Securities of any Subsidiary. Except as set forth on
SCHEDULE 4.04, and except for securities held in the trading accounts or any similar proprietary account of the

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Company or any Principal Subsidiary in the ordinary course of business, neither the Company nor any Principal Subsidiary owns any Equity Securities issued by any other Person or is a general partner in any partnership.

                  4.05 FINANCIAL STATEMENTS. There have been made available to Newco the following financial statements (collectively the "Financial Statements"): (i) audited consolidated statements of financial condition, income, changes in stockholder's equity and cash flows as of and for the fiscal years ended December 31, 1994 and December 31, 1995, for the Company and its Subsidiaries (the "Audited Financial Statements"); and (ii) unaudited consolidated statements of financial condition, income, changes in stockholder's equity, and cash flows (the "Most Recent Financial Statements") as of and for the seven (7) months ended July 31, 1996 for the Company and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods, subject, in the case of the Most Recent Financial Statements to normal year-end adjustments (which will not be material individually or in the aggregate) and the absence of footnotes and other presentation items.

                  4.06 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on Schedule 4.06 or reflected in the Financial Statements, there are no liabilities of the Company or any of its Subsidiaries except for (i) liabilities which have arisen in the ordinary course of business of the Company and its Subsidiaries since the date of the Audited Financial Statements,(ii) liabilities which, when added to the Net Out of Balance Account (as defined in this Section 4.06) do not exceed $250,000 in the aggregate, and (iii) liabilities which, because of their contingent nature (but without regard to their materiality), would not be required to be reflected in the Financial Statements in accordance with GAAP. No "out of balance" or other similar reconciliation condition exists with respect to the financial records of the Company or any of its Subsidiaries or the account of any client of the Company or any of its Subsidiaries (whether or not such account is maintained by the Company or any of its Subsidiaries) except where the sum of the Net Out of Balance Account plus liabilities described in clause (ii) above does not exceed $250,000. The term "Net Out of Balance Account" means the net amount, if any, by which the net amount owed by the Company or any Subsidiary to customers with respect to account imbalances exceeds the net amount, if any, owed by customers to the Company and its Subsidiaries on account of such imbalances.

                  4.07 ABSENCE OF CERTAIN MATERIAL CHANGES. Except as otherwise disclosed in SCHEDULE 4.07 attached hereto, and except for changes occurring in the ordinary course in the

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securities business conducted by the Company or any of its Subsidiaries, since
July 31, 1996, there has not been, or the Company or any Subsidiary has not entered into:

                  (a) any event which has occurred on or before the date of this Agreement which has had, or is reasonably likely to have, a Material Adverse Effect;

                  (b) any Lien placed on any of the Company's or any of its Principal Subsidiaries' properties or assets which remains in existence on the date hereof, except for Liens arising in the ordinary course of business and except where such lien would neither significantly interfere with the ability of the Company or any of its Principal Subsidiaries to conduct their respective businesses substantially as currently conducted nor significantly diminish the value of the Company and its Subsidiaries taken as a whole;

                  (c) any sale, lease, assignment, transfer or other disposition, or any agreement or other arrangement for the sale, lease, assignment, transfer or other disposition, of any part of the Company's or any of its Principal Subsidiaries' properties or assets, other than (i) fixed assets or other capital expenditures made in the ordinary course of business, or (ii) the sale of any property or assets which would not significantly interfere with the ability of the Company or any of its Principal Subsidiaries to conduct their respective businesses substantially as currently conducted;

                  (d) any damage, destruction or loss, whether or not covered by insurance, which would either significantly interfere with the ability of the Company or any of its Principal Subsidiaries to conduct their respective businesses substantially as currently conducted, or significantly diminish the value of the Company and its Subsidiaries, taken as a whole;

                  (e) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, any Equity Security of the Company or any of its Subsidiaries (other than a dividend or distribution to the Company or a Subsidiary), or any direct or indirect redemption, purchase or other acquisition by the Company or any of its Subsidiaries of any of its own Equity Securities, or any issuance by the Company or any of its Subsidiaries of any Equity Security;

                  (f) any allegation in writing of unfair labor practices involving the Company or any of its Principal Subsidiaries; any change in the employment contracts of or compensation payable or to become payable by the Company or any of its Principal Subsidiaries to any of its officers, directors, or employees who are listed on SCHEDULE 4.14(B) hereto, or any change in bonus payment or arrangement made to or with any of such officers,


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directors, or employees, other than in each case changes in compensation and bonuses made in the ordinary course of business; or any material change in coverage or benefits available under any Plan described in Section 4.15 that significantly increase the costs to the Company and its Subsidiaries of providing the benefits under such Plans;

                  (g) obligations or liabilities exceeding $100,000 in the aggregate incurred by the Company or any of its Principal Subsidiaries with respect to any loan, advance or commitment from any bank, financial institution or institutional lender, other than such obligations and liabilities contemplated by this Agreement or incurred pursuant to agreements in existence on such date or any intercompany Liabilities between (i) the Company and any Subsidiary or (ii) the Company or its Subsidiaries and Hancock or any of its Affiliates;

                  (h) contracts, licenses, leases or agreements entered into by the Company or any of its Subsidiaries which are to be performed in whole or in part after the Closing Date and which obligate the Company or any of its Subsidiaries for more than $250,000 in any one case; or

                  (i) any recapitalization or reorganization of the Company or any of its Principal Subsidiaries.

                  4.08 TITLE TO ASSETS. Each of the Company and its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of the property and assets shown on the statement of financial condition contained in the Most Recent Financial Statements, except (i) as otherwise set forth in the Most Recent Financial Statements, (ii) for properties and assets disposed of in the ordinary course of business since the date of the such statement, (iii) for liens incurred in the ordinary course of business, and (iv) as set forth on
SCHEDULE 4.08. The assets reflected in the statement of financial condition included in the Most Recent Financial Statements constitute all properties and assets which are material to the conduct of the businesses of the Company and its Principal Subsidiaries as currently conducted.

                  4.09 REAL ESTATE.

                  (a) Except as set forth on SCHEDULE 4.09 attached hereto, neither the Company nor any Subsidiary owns any real estate.

                  (b) SCHEDULE 4.09 lists the lease or other contractual obligation under which any real property is leased or subleased by or to any of the Company and its Subsidiaries and which obligate the Company or any of its Subsidiaries to make annual base rental payments in excess of $100,000 (the "Leases"). With respect to each Lease;

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                         (i)        correct and substantially complete copies
thereof have been made available to Newco;

                        (ii) each Lease is a legal, valid, binding obligation enforceable against such of the Company and its Subsidiaries as are parties thereto and, to Hancock's knowledge, enforceable against the other party thereto, and is in full force and effect; and

                       (iii) neither the Company nor any Principal Subsidiary, is in breach or default, nor has any event occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder, except, in each case, for such Leases the termination of which would neither interfere significantly with the ability of the Company or any of its Principal Subsidiaries to conduct their respective businesses substantially as currently conducted, nor significantly diminish the value of the Company and its Subsidiaries, taken as a whole.

                  4.10 INTENTIONALLY OMITTED.

                  4.11 INTELLECTUAL PROPERTY. SCHEDULE 4.11 lists all trade and product names, trademarks and trademark applications and service marks that are used in the businesses of the Company and its Principal Subsidiaries. Neither the Company nor any Subsidiary has registered any such trade and product names, trademarks and trademark applications or service marks. SCHEDULE 4.11 lists all agreements pursuant to which the Company or any of its Principal Subsidiaries licenses computer software, except for such licenses the termination of which would neither significantly interfere with the ability of the Company and its Principal Subsidiaries to conduct their respective businesses substantially as currently conducted nor significantly diminish the value of the Company and its Subsidiaries, taken as a whole. Except as set forth on SCHEDULE 4.11, there are no written claims or demands of any other Person and no proceedings pending or threatened in writing which challenge the right of the Company or any of its Principal Subsidiaries rights to use the names and marks listed on SCHEDULE 4.11.

                  4.12 CONTRACTS. Except for contracts, commitments, leases, licenses, plans and agreements (i) listed in SCHEDULE 4.12 and leases set forth on SCHEDULE 4.09 attached hereto, or (ii) entered into in the securities business conducted by the Company or any of its Subsidiaries, neither the Company nor any of its Principal Subsidiaries is a party to or subject to:

                  (a) any collective bargaining or the like, or any contract or agreement with any labor union;


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                  (b)      any contract or agreement concerning a partnership or
joint venture with one or more Persons;

                  (c) any non-competition agreement or other contract or agreement containing covenants limiting the Company's or any of its Principal Subsidiaries' freedom to compete in any line of business or in any location or with any Person;

                  (d) any note or bond issued by the Company or any Subsidiary, any loan agreement, indenture, or debenture, or any document or agreement evidencing a capitalized lease obligation in excess of $250,000 owed to any Person;

                  (e) any agreement of guaranty (except for guarantees constituting endorsements in the ordinary course of business), indemnification, or other similar commitment with respect to the obligations or liabilities of any other Person (other than lawful indemnification provisions contained in the Charters and By-Laws of the Company and its Subsidiaries, or any indemnification or guaranty in favor of the Company or any of its Subsidiaries);

                  (f) any agreement (other than an employment contract) which is not terminable by the Company or a Subsidiary without penalty upon not less than sixty (60) days notice and which entails an aggregate commitment of the Company or any Subsidiary in excess of $250,000; provided, however, that this Section 4.12(f) shall not be deemed to apply to or require disclosure of any contract or agreement (i) between the Company and one of its Subsidiaries or between any two Subsidiaries of the Company, or (ii) which will terminate at Closing with no liability thereafter of the Company or any of its Subsidiaries.

         Except as listed in SCHEDULE 4.12, none of the Company or any Principal Subsidiary of the Company, is in default under any such contract, commitment, plan, lease, license or agreement listed on SCHEDULE 4.12 (a "default" being defined for purposes hereof as an actual default or event of default or the existence of any fact or circumstance which would, upon receipt of notice or passage of time, or both, constitute a default), except where such default would neither significantly interfere with the ability of the Company or any of its Principal Subsidiaries to conduct their respective businesses substantially as now conducted nor significantly diminish the value of the Company and its Subsidiaries, taken as a whole.

                  4.13     COMPLIANCE WITH LAWS.

                  (a) The Company and each Active Subsidiary possesses such licenses, permits, franchises, orders, approvals, accreditations, written waivers and other authorizations


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(the "Licenses") as are necessary to conduct their respective businesses as currently conducted, except where the failure to possess the same would neither interfere significantly with the ability of the Company or any such Active Subsidiary to conduct their respective businesses substantially as currently conducted, nor significantly diminish the value of the Company and its Subsidiaries, taken as a whole. The Company and each Active Subsidiary is in material compliance with the terms and conditions of all such Licenses.

                  (b) The Company and each Active Subsidiary has conducted and is conducting its business in compliance with applicable federal or state laws, statutes, regulations, rules or orders or other requirements of any governmental, regulatory or administrative agency or authority or court or other tribunal relating to it, except for such acts of non-compliance the correction (including any regulatory sanctions) of which would neither interfere significantly with the ability of the Company and its Principal Subsidiaries to conduct their respective businesses substantially as currently conducted nor significantly diminish the value of the Company and its Subsidiaries taken as a whole. Neither the Company nor any of its Active Subsidiaries, nor to the knowledge of Hancock, any employee is now charged with any material violation of any applicable federal or state law, statute, regulation, rule, order or requirement relating to any of the foregoing in connection with the businesses of the Company and its Active Subsidiaries, except for such violations the correction (including any regulatory sanctions) of which would neither interfere significantly with the ability of the Company and its Principal Subsidiaries to conduct their respective businesses substantially as currently conducted nor significantly diminish the value of the Company and its Subsidiaries taken as a whole.

                  (c) The Company and its Active Subsidiaries have filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the Commission and any other applicable federal or state authorities, except where the failure to so file does not subject the Company or any Subsidiary to any material liability or penalty, and except for reports required to be filed as a result of the transactions contemplated by this Agreement (all such reports and statements are collectively referred to herein as the "COMPANY REPORTS"). As of their respective date, the Company Reports complied with applicable federal or state statutes, rules or regulations except where the failure to comply with such statutes, rules and regulations would neither interfere significantly with the ability of the Company and its Principal Subsidiaries to conduct their respective businesses substantially as currently conducted nor significantly diminish the value of the Company and its Subsidiaries taken as a whole. Except as set forth on SCHEDULE 4.13, as of the date of this Agreement, none of Hancock, the Company or any of its Principal Subsidiaries is a party to any assistance agreement, supervisory agreement, memorandum of


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understanding, consent order, cease and desist order, or condition of any regulatory order or decree or similar action (other than exemptive orders) with or by, the Commission.

                  4.14 CERTAIN EMPLOYEE MATTERS. There has previously been delivered to Newco a list of the top fifty (50) employees of the Company and its Subsidiaries for 1995, based on compensation reported on Form W-2 for that year, together with the gross compensation paid to each. SCHEDULE 4.14(a) hereto lists each Person with whom the Company or any Subsidiary has a written employment contract or agreement covering any portion of 1996, and to whom the Company is obligated to pay base compensation at a rate in excess of $200,000 per year.

                  4.15     EMPLOYEE BENEFIT PLANS.

                  (a)      IDENTIFICATION OF PLANS.

                  SCHEDULE 4.15 attached hereto lists and identifies with respect to the Company and its Subsidiaries each:

                  (1) "Employee Pension Benefit Plan" (as such term is defined in Section 3(2) of ERISA) which is not a Multiemployer Plan;

                  (2) "Multiemployer Plan" (as such term is defined in Section 3(37) or 4001(a)(3) of ERISA);

                  (3) "Employee Welfare Benefit Plan" (as such term is defined in Section 3(3) of ERISA); and

                  (4) Stock purchase, option or bonus plan, restricted stock, stock appreciation right or similar equity-based plan, deferred compensation, severance pay, incentive, plan, policy or arrangement ("Other Plans"), which is, or was within five (5) years prior to the Closing Date, maintained or contributed to by the Company or any Subsidiary or under which the Company or any Subsidiary has any liability or contingent liability (individually a "Plan" and collectively, the "Plans"). Hancock agrees to indemnify Newco with respect to any liability incurred by the Company or any Subsidiary in connection with any Employee Pension Benefit Plan, Multiemployer Plan or Other Plan maintained by Hancock or any of its ERISA Affiliates (other than the Company and any Subsidiary).


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                  (b)      REPRESENTATIONS APPLICABLE TO ALL EMPLOYEE PENSION
                           BENEFIT PLANS.

                  Except as set forth on SCHEDULE 4.15:

                  (1)      Each Plan which is intended to be "qualified" under
Section 401(a) of the Code is and has been at all times so qualified, and the trusts maintained thereunder are and have been at all times exempt from taxation under Section 501(a) of the Code. There have been no amendments to any such Plans that raised significant issues regarding the compliance of such Plan with the Code which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service. No event has occurred that will or might reasonably be expected to give rise to disqualification of any such Plan under the Code. The Plans do not pay any tax under Section 511 of the Code.

                  (2) No Plan has incurred any "accumulated funding deficiency" (as described in Section 302 of ERISA or Section 412 of the Code), whether or not waived, nor has there been any failure to make by its due date a required installment under Section 302(e) of ERISA or Section 412(m) of the Code with respect to any Plan.

                  (c)      REPRESENTATIONS APPLICABLE TO ALL TITLE IV PLANS.

                  Except as set forth on SCHEDULE 4.15:

                  (1) With respect to each Plan, no liability under Title IV of ERISA has been incurred since the effective date of ERISA that has not been satisfied in full, and which, when added to all other ERISA Liabilities, would exceed $100,000 in the aggregate and no condition exists that presents a risk of incurring a liability under Title IV, other than liability for PBGC premiums which have been paid when due and other than liabilities which, when added to other ERISA Liabilities, would not exceed $100,000 in the aggregate.

                  (2) No steps have been taken to terminate any Plan subject to Title IV of ERISA.

                  (3) No Plan has been the subject of a "reportable event" (as described in Section 4043 of ERISA) as to which a notice would be required to be filed with the PBGC.

                  (4) With respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan (based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by the Plan's actuary with


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respect to such Plan), as of its last valuation date, does not exceed the then current value of the assets of such Plan. Since the last valuation date for each such Plan, there have been no amendments or changes to such Plans that would increase the amount of benefits thereunder.

                  (5) No Plan is a plan described in Section 4063(a) of ERISA.

                  (d) REPRESENTATIONS APPLICABLE TO ALL MULTIEMPLOYER PLANS.

                  (1) No Plan listed in SCHEDULE 4.15(a) is a Multiemployer
Plan.

                  (e) REPRESENTATIONS APPLICABLE TO ALL PLANS.

                  Except as set forth on Schedule 4.15:

                  (1) Each Plan complies and has been administered in form and operation with all requirements of law and regulation applicable thereto, except where the liability for failure to so comply or be administered, when added to all other ERISA Liabilities, would not exceed $100,000 in the aggregate. The Company and the Subsidiaries have performed all of their obligations under all such Plans, except where the failure to so perform would not have given rise to a liability which, when added to all other ERISA Liabilities, would not exceed $100,000.

                  (2) There have been no acts or omissions which have given rise to, or which could give rise to, any penalty, tax, or fine under Sections 406, 409 or 502 of ERISA, or Sections 4972, 4975, 4976, 4979 or 4980B of the Code, for which, when added to all other ERISA Liabilities, would exceed $100,000 in the aggregate.

                  (3) None of the assets of any Plan are invested in any employer securities or employer real property.

                  (4) All contributions required with respect to, and premium payments (including without limitation PBGC premium on account of) any Plan for all periods ending prior to the Closing (including periods from the first day of the current plan year to the Closing) will be timely made prior to the Closing by the Company or the Subsidiaries.

                  (5) All required reports and descriptions of each Plan (including IRS Form 5500 Annual Reports, Summary Annual Reports, and Summary Plan Descriptions) have been filed and distributed in a manner that would not result in the imposition of any material fines


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                                                                  EXECUTION COPY

or penalties upon the Company or any of its Subsidiaries, which when added to the other ERISA Liabilities, would exceed $100,000 in the aggregate.

                  (6) None of the Company or any Subsidiary has any plan or commitment to establish any additional Plans or to amend any existing Plan.

                  (7) There are no actions, suits, or claims (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) pending or threatened involving any Plans or the assets of such Plans.

                  (8) For each Plan providing benefits to current or former employees of the Company or any of its Subsidiaries, a true and complete copy of each of the following documents have been made available to Newco: (i) Plan document and all amendments thereto (or when the Plan has not been reduced to writing, a written summary of all material Plan terms); (ii) most recent Summary Plan Description (together with each Summary of Material Modifications required under ERISA); (iii) IRS Form 5500 Annual Report, if required under ERISA, for the two most recent plan years, together with all schedules, financial statements, and opinions of independent accountants; (iv) the actuarial report, if required under ERISA, for the two most recent plan years; (v) Form PBGC-1, if required under ERISA, for the two most recent plan years; (vi) if the Plan is funded through a trust or any third party funding vehicle (including a voluntary employee benefit association under section 501(c)(9) of the Code, or a "multiple employer welfare arrangement" described in section 3(40) of ERISA), the trust or other funding agreement, all amendments thereto, and the latest financial statements thereof for the two most recent plan years; and (vii) the most recent determination letter received from the Internal Revenue Service with respect to each Plan that is intended to be qualified under section 401 of the Code.

                  (9) The execution and performance of this Agreement will not
(i) constitute a stated triggering event under any Plan that will result in any payment becoming due from the Company and any Subsidiary to any present or former officer, director, or employee of the Company or any Subsidiary, or any dependent thereof, or (ii) accelerate the time of payment or vesting, or increase the amount, of compensation due to any such officer, director, employee, or dependent.

                  (10) Notwithstanding the representations set forth in section 4.15(e)(2), none of the Company, its Subsidiaries, or any of their officers, directors, or employees has any liability or contingent liability under the prohibited transaction rules of Section 4975 of the Code or section 406 of ERISA for the acquisition, holding, or disposition of interests in the partnerships


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                                                                  EXECUTION COPY

described in SCHEDULE 4.15(a)(4)(VIII) by any employee benefit plan maintained or contributed to by the Company or any of its Subsidiaries, including the Profit-Sharing Retirement Plan for Employees of Sutro & Co. Incorporated.

                  (11) No Plan provides benefits, including without limitation death, medical, or severance benefits, with respect to current or former employees or directors (or their beneficiaries) beyond their retirement or other termination of service other than (i) coverage for benefits mandated by applicable law, (ii) death benefits or retirement benefits under an Employee Pension Benefit Plan, (iii) deferred compensation benefits properly accrued as Liabilities on the Financial Statements, or (iv) benefits the full cost of which is borne by the current or former employee or director or his beneficiaries.

                  (f)      REPRESENTATIONS APPLICABLE TO THIRD PARTY PLANS.

                  None of the Company or its Subsidiaries (i) has any liability for any non-exempt prohibited transaction (within the meaning of sections 503(b) or 4975 of the Code or section 406 of ERISA) with respect to the assets of any Employee Pension Benefit Plans (including plans not subject to Title I of ERISA) established, maintained, or contributed to by entities other than the Company, its Subsidiaries, or any ERISA Affiliate ("Third Party Plans"), (ii) has knowledge of, or is the subject of, any governmental examination, investigation, audit, or other inquiry regarding any Third Party Plan which is reasonably likely to result in any liability to the Company or any of its Subsidiaries, or
(iii) has breached any fiduciary duty or obligation (under ERISA or applicable state law) with respect to any Third Party Plan, where the consequence of a breach of any representation or warranty, in this paragraph (f) would significantly interfere with the ability of the Company or any of its Principal Subsidiaries to conduct their respective businesses substantially as now conducted, or would significantly diminish the value of the Company and its Subsidiaries, taken as a whole.

                  4.16     [INTENTIONALLY OMITTED].

                  4.17 LITIGATION. Set forth as SCHEDULE 4.17 is a listing of any Claims, which if adversely determined would involve a loss to the Company or any Subsidiary (which loss shall exclude any cost of defense) in excess of $50,000 and, which is pending, or threatened in writing, against the Company or any Subsidiary or their respective businesses, properties or assets, or Hancock at law or in equity, before any federal or state court or any other governmental or administrative agency or tribunal or any arbitrator or arbitration panel. There are no judgments or injunctions, and to Hancock's knowledge, no orders, rulings, charges, decrees, notices of violation or other mandates against or affecting the Company or any Subsidiary of the Company with respect to the properties or assets of the Company or any of


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its Subsidiaries or which seek rescission of or seek to enjoin the consummation of any of the transactions contemplated by this Agreement.

                  4.18 [INTENTIONALLY OMITTED].

                  4.19 TRANSACTIONS WITH INTERESTED PERSONS. Except as set forth on SCHEDULE 4.19 attached hereto, and except for transactions reflected in the Financial Statements and employment agreements entered into in the ordinary course of business, there exists no material contract or other material agreement between the Company or one of its Principal Subsidiaries on the one hand and Hancock or any of its Affiliates (other than the Company and its Affiliates) on the other hand.

                  4.20 BROKERAGE CLIENTS. Each of Tucker Anthony Incorporated, Sutro and Co., John Hancock Clearing Corporation, and John Hancock Specialist, Inc. (each a "Broker-dealer" and collectively, the "Broker-dealers") is duly registered as a broker-dealer with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and the securities exchanges listed on SCHEDULE 4.20 hereto and is duly registered, licensed or qualified as a broker or dealer under the laws of each jurisdiction listed on
SCHEDULE 4.20 hereto. Each Broker-dealer is and at all times since December 31, 1994 has been in compliance with the Exchange Act and the rules and regulations thereunder applicable to it, the rules and regulations of the NASD applicable to it (including the NASD's rules of fair practice), the rules and regulations of the securities exchanges of which it is a member, and the laws of each jurisdiction where it is registered as a broker or dealer, except for such instances of non-compliance (i) that relate to a matter set forth on SCHEDULES
4.17 OR 4.20 or (ii) the correction of which would not interfere significantly with the ability of any Broker-dealer to conduct its business substantially as currently conducted or significantly diminish the value of the Company and its Subsidiaries, taken as a whole. Hancock has previously made available to Newco a complete copy of each Broker-dealer's Uniform Application for Broker-Dealer Registration on Form BD, as amended to date, and complete copies of each Broker-dealer's quarterly Focus Reports and annual statements of financial condition filed since January 1, 1993. The Broker-dealers act pursuant to written agreements and related documentation (collectively, the "Broker-dealer Agreements") with parties to whom they provide broker dealer services. The Broker-dealer Agreements have not been modified by any terms that are not included in the Broker-dealer's files, and none of the Broker-dealers has violated or is in default under, any Broker-dealer Agreement, except for such violations or defaults that (i) relate to a matter set forth on SCHEDULES 4.17 OR 4.20 or (ii) relate to the actions of a registered representative of such Broker-dealer where the total liability, cost and expense relating to all actions or complaints which may be asserted at any time after the date of this


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Agreement with respect to the conduct of such registered representative do not exceed $250,000.

                  4.21 INVESTMENT ADVISORY CLIENTS. Each of Tucker Anthony Incorporated, Sutro and Co. and Freedom Capital Management Corporation (each an "Advisory Subsidiary" and collectively, the "Advisory Subsidiaries") is and at all times since December 31, 1994 has been in compliance with the Investment Advisers Act of 1940, as amended, (the "Advisors Act") and the rules and regulations thereunder applicable to it, and the laws of each jurisdiction where it is registered as an investment advisor, except for such instances of non-compliance (i) that related to a matter set forth on SCHEDULES 4.17 OR 4.21 or (ii) the correction of which would not interfere significantly with the ability of any Advisory Subsidiary to conduct its business substantially as currently conducted or significantly diminish the value of the Company and its Subsidiaries, taken as a whole. Hancock has previously made available to Newco a complete copy of each Advisory Subsidiary's Uniform Application for Investment Advisor Registration on Form ADV, as amended to date. The Advisory Subsidiaries act pursuant to written advisory agreements (collectively, the "Advisory Agreements") with parties to whom they provide investment advisory services. Each Advisory Agreement complies as to form with the requirements of the Advisors Act. The Advisory Agreements have not been modified by any terms, oral or otherwise, that are not included in the Advisory Subsidiaries' files, and none of the Advisory Subsidiaries has violated, or is in default under, any Advisory Agreement, except for such violations or defaults (i) that relate to a matter set forth on SCHEDULES 4.17 OR 4.21 or (ii) the correction of which would not interfere significantly with the ability of any Advisory Subsidiary to conduct its business substantially as currently conducted or significantly diminish the value of the Company and its Subsidiaries, taken as a whole.

                  4.22 INVESTMENT FUND CLIENTS. SCHEDULE 4.22 sets forth a list of all agreements (the "Fund Agreements") pursuant to which the Company or an Advisory Subsidiary performs investment advisory, administration or distribution services, for the benefit of any investment company, as defined in the Investment Company Act of 1940, as amended for which a Subsidiary acts as investment advisor (each such investment company, together with investment companies for which a Subsidiary has acted as an investment adviser in the past, referred to as an "Investment Company"). Each Investment Company is, and at all times since its organization was, registered as an investment company under the Investment Company Act. All outstanding shares of each such Investment Company that are required to be registered under the Securities Act have been sold pursuant to an effective registration statement filed thereunder or qualify for an exemption from registration thereunder and have been qualified for sale under applicable "blue sky" laws. No such registration statement contained, as of its effective date, and no prospectus or other offering material used in


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connection with the sale of shares of any such Investment Company contained, as of any date on which it was used, any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements therein not misleading. Each Fund Agreement complies as to form with the requirements of the Investment Company Act and, to the knowledge of Hancock, has been adopted in compliance with the requirements of such Act. To the knowledge of Hancock, the Fund Agreements have not been modified by any terms, oral or otherwise, that are not included in the Company's and the Subsidiaries' files and none of the Company and its Subsidiaries has any liability under any Fund Agreement, except for such violations or defaults (i) that relate to a matter set forth on SCHEDULES 4.17 OR 4.22 or (ii) the correction of which would not interfere significantly with the ability of any Advisory Subsidiary to conduct its business substantially as currently conducted or significantly diminish the value of the Company and its Subsidiaries, taken as a whole.

Newco has been furnished the audited and unaudited financial statements listed on SCHEDULE 4.22, (the "Investment Fund Client Financial Statements"). Each of the Investment Fund Client Financial Statements and notes thereto has been prepared in accordance with the generally accepted accounting principles, applied on a consistent basis (except as otherwise disclosed therein) and fairly presents the financial condition, results of operations, changes in the net assets and selected per unit data as of the respective dates and for the periods specified therein except, in the case of interim financial statements, for normal year-end audit adjustments and the absence of footnotes.

         5.       REPRESENTATIONS OF NEWCO

                  Newco represents and warrants to Hancock as follows:

                  5.01 ORGANIZATION AND AUTHORITY. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority (corporate and other) to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

                  5.02 AUTHORIZATION. The execution and delivery of this Agreement by Newco and the consummation by Newco of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement constitutes the valid and legally binding obligations of Newco, enforceable against Newco in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation by Newco of the transactions contemplated hereby do not and will not (a) violate the provisions of any law, rule or regulation applicable to Newco; (b) violate the provisions of Newco's Charter; or (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator


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applicable to Newco; except, in the case of each of (a), (b) and (c), which violation will not have a material adverse effect upon the ability of Newco to perform its obligations under this Agreement or its operations, assets, liabilities or condition (financial or otherwise).

                  5.03 CAPITALIZATION OF NEWCO. As of the date hereof, Newco's authorized capital stock consists of 3,000 shares of Common Stock, $.01 par value. Immediately prior to the Closing, Newco's authorized capital stock will consist of 12,000,000 shares of Common Stock, of which 7,500,000 shares will be issued pursuant to the financing arrangement described in Section 5.07 (the "Financing Arrangements"). Except as expressly contemplated by this Agreement, and except for shares of Newco Common Stock to be issued pursuant to the Incentive Share Program, there are outstanding no options, warrants rights or agreements of any kind for the issuance or sale of, or outstanding securities convertible into or exchangeable for, any additional Equity Securities of Newco.

                  5.04 REGULATORY APPROVALS. All consents, approvals, authorizations and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Newco, Lee or SCP and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

                  5.05 ACTIONS OR PROCEEDINGS. There is no action, suit or proceeding to which Newco, Lee or SCP is a party (either as a plaintiff or defendant) pending before any court or governmental agency, authority, body or arbitrator which seeks to restrain, prohibit, record or declare unlawful this Agreement or materially adversely affect the right of Newco to own, operate or control the Company or any of its subsidiaries; and Newco has not been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in the businesses conducted by the Company or its subsidiaries.

                  5.06 INVESTMENT REPRESENTATION. Newco is acquiring the Shares from Hancock for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of applicable securities laws, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement Newco has no present or contemplated agreement, undertaking, arrangement, obligation, liabilities or commitment providing for the disposition thereof.

                  5.07 FINANCING COMMITMENTS. Newco has previously delivered to Hancock true, accurate and complete copies of the following:


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                  (a) a commitment letter with respect to senior debt financing of the transaction contemplated herein; and

                  (b) commitment letters from Thomas H. Lee Equity Fund III, L.P. and SCP Private Equity Partners, L.P. relating to the purchase of an aggregate of $50,000,000 of Newco Common Stock.

         Pending the Closing, Newco shall keep in place such commitments or, in the case of the commitment described in clause (a) above, a replacement thereof from an institutional lender on terms no less favorable to Newco. The financing described in clauses (a) and (b) above, taken together with not less than $25,000,000 which is expected to be raised from the Employee Investors (collectively the "Financing Arrangements") will be sufficient to enable Newco to pay Hancock the Cash Consideration on the Closing Date.

                  5.08 NEW COMPANY; NO LIABILITIES. Newco was incorporated on August 29, 1996 for the purpose of consummating the transactions contemplated hereby. As of the date hereof and as of immediately prior to the Closing,

                  (a) Newco's only assets are and will be cash received in connection with the Financing Arrangements and rights under the documents and instruments executed in connection with the transactions contemplated hereby;

                  (b) Newco's only liabilities are and will be its obligations pursuant to the Financing Arrangements and its obligations under the Contribution Documents (including without limitation, fees and expenses incurred in connection herewith and therewith); and

                  (c) Newco has not, and will not have conducted any business activities other than in connection with the negotiation and execution of the Contribution Documents.

                  5.09 SOLVENCY. After giving effect to (i) the transactions contemplated hereby, (ii) the Financing Arrangements in place on and immediately after the Closing and (iii) the capitalization of Newco on and immediately after the Closing, Newco will be Solvent. As used herein, "Solvent" shall mean Newco
(i) will have assets having a fair value in excess of its liabilities, (ii) will have assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and
(iii) will have, and reasonably expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature. For purposes of this paragraph, Newco includes Newco and all of its subsidiaries on a consolidated basis.

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                  5.10     BROKERS. Except as set forth on SCHEDULE 5.10 with
respect to Tucker Anthony Incorporated, Lee, SCP, and their respective Affiliates, no broker or finder has acted for Newco or its Affiliates (other than Hancock) in connection with the Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commission in respect of such transactions based on arrangements made by or on behalf of Newco or any of its Affiliates (other than Hancock).

                  5.11 NO AGREEMENT. No agreement exists between Newco or any shareholder of Newco or any Affiliate thereof and John Goldsmith with respect to any reimbursement, contribution or other payment by Newco to Mr. Goldsmith should Mr. Goldsmith be required to perform his obligations under the Contribution Agreement attached hereto as EXHIBIT J.

         6.       COVENANTS.

                  6.01 COVENANTS OF HANCOCK WITH RESPECT TO THE COMPANY. Hancock hereby agrees with Newco to keep, perform and fully discharge the following covenants and agreements with respect to the Company:

                  (a) INTERIM CONDUCT OF BUSINESS. From the date hereof until the Closing, Hancock shall take no action so as to cause the Company and its Principal Subsidiaries to operate their respective businesses other than as going concerns consistent in all material respects with prior practice and in the ordinary course of business. Newco acknowledges and agrees that Hancock shall not be deemed to have breached this covenant unless an action was taken by the Company or any Subsidiary at the specific direction or authorization of Hancock. Without limiting the generality of the foregoing, from the date hereof until the Closing, except for (i) transactions contemplated by this Agreement,
(ii) in the case of subparagraphs (i), (ii), (v), (viii) or (ix), transactions entered into in the ordinary course of business consistent with past practices,
(iii) transactions that could not be reasonably anticipated to have a Material Adverse Effect or (iv) unless expressly approved in writing by Newco, Hancock shall not cause either the Company or any of its Subsidiaries to:

                         (i) enter into or amend any employment, bonus, severance or retirement contract or arrangement, or increase any salary or other form of compensation payable or to become payable to any executive or employee;

                        (ii) purchase, lease or otherwise acquire any real estate or any interest therein;


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                       (iii)        declare, set aside or pay any dividend or
                  make any other distribution with respect to any Equity Security; provided, however, that to the extent the Company has cash available, Hancock may, upon five (5) Business Days' prior notice to Newco, cause the Company to pay to Hancock a dividend in an amount not in excess of $35,000,000, which dividend shall reduce, dollar for dollar, the Cash Boot as provided in Section 2.01;

                        (iv) merge or consolidate with or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, acquire securities of or otherwise acquire any Person;

                         (v) sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of any of its assets, properties, rights or claims, whether tangible or intangible;

                        (vi) authorize for issuance, issue, sell or deliver any of its own Equity Securities;

                       (vii) split, combine or reclassify any class of Equity Security or redeem or otherwise acquire, directly or indirectly, any of its Equity Securities;

                      (viii) incur any liability, guaranty or obligation (fixed or contingent);

                        (ix) place or permit to be placed any Lien on any of its assets or properties;

                         (x) make or authorize any amendments or changes to its Charter or By-Laws; or

                        (xi) make any investment in excess of $500,000, whether singly or in the aggregate, in property, plant and equipment and other items of capital expenditure.

                  (b) ACCESS. Hancock shall use its reasonable efforts to cause the Company and each of its Principal Subsidiaries upon reasonable notice to give Newco and its representatives and financing sources reasonable access to all properties, assets, books, contracts, commitments and records of the Company and each of its Principal Subsidiaries during reasonable business hours and shall promptly furnish Newco with such financial and operating data and other information as to the history, ownership, Affiliates, business,


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operations, properties, assets, liabilities, or condition (financial or otherwise) of the Company and each of its Principal Subsidiaries as Newco may from time to time reasonably request.

                  6.02 COVENANTS OF HANCOCK WITH RESPECT TO CLOSING. Hancock agrees with Newco to keep, perform and fully discharge the following covenants and agreements:

                  (a) SATISFACTION OF CONDITIONS. Hancock shall use all commercially reasonable efforts to accomplish the satisfaction of the conditions precedent to Closing contained in Section 7 herein on or prior to the Closing Date, and to cause the Closing to occur as soon as practicable.

                  (b) NO SOLICITATION, CONFIDENTIALITY, ETC. Hancock agrees that, prior to the termination of this Agreement pursuant to Section 10 neither Hancock nor anyone acting on its behalf will (i) solicit or negotiate with respect to any inquiries or proposals relating to (x) the possible direct or indirect acquisition of the Shares or any other Equity Security of the Company or any Principal Subsidiary or of all or substantially all of the assets or business of the Company or any Principal Subsidiary of the Company or (y) any merger, consolidation, joint venture or business combination with the Company or any Principal Subsidiary of the Company. Newco acknowledges that the prior distribution of material regarding the Company to interested parties shall not be deemed to violate this Section 6.02(b). Hancock shall refrain from entering into further discussions with such parties concerning the sale of the Company or any Principal Subsidiary of the Company to the extent otherwise prohibited by this Section 6.02(b). Notwithstanding the provisions of this Section 6.02(b), if Newco shall fail to satisfy one or more of the performance milestones set forth on EXHIBIT C hereto, Hancock may, by written notice to Newco given after the date on which such milestone was scheduled to be completed, declare this Section 6.02(b) to be terminated, after which notice this Section shall not apply to any action taken by Hancock, its Affiliates or representatives thereafter.

                  (c) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Hancock will not take any action from the date hereof to the Closing Date that would cause any representation or warranty of Hancock contained in this Agreement to become untrue in any material respect or cause the breach in any material respect of any agreement hereof or covenant contained herein.

         Hancock will promptly bring to the attention of Newco any facts which come to the actual knowledge of any person named on SCHEDULE 6.02 that would cause any of the representations and warranties of Hancock to be untrue or materially misleading in any material respect.


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                  6.03     COVENANTS OF NEWCO WITH RESPECT TO THE CLOSING. Newco
hereby agrees with Hancock to keep, perform and fully discharge the following covenants and agreements:

                  (a) SATISFACTION OF CONDITIONS. Newco agrees to use all commercially reasonable efforts to accomplish the satisfaction of the conditions precedent to Closing contained in Section 8 herein on or prior to the Closing Date, and to cause the Closing to occur as soon as practicable.

                  (b) FINANCING. Newco shall use all commercially reasonable efforts to enter into definitive credit agreements and other agreements (the "Definitive Financing Agreements") with respect to the Financing Arrangements and the refinancing of any Liabilities from the Company and any of its Subsidiaries to Hancock and its Affiliates. If a portion of the Financing Arrangements becomes unavailable under the Definitive Financing Agreements, regardless of the reason therefor, Newco will, upon learning thereof, promptly so advise Hancock and use its best efforts to obtain such portion of the Financing Arrangements from other sources. Upon request, Newco shall promptly advise Hancock as to the progress of negotiation and finalization of the Definitive Financing Documents.

                  6.04 TAX MATTERS. Hancock and Newco will enter into a Tax Matters Agreement substantially in the form attached hereto as EXHIBIT F (the "Tax Matters Agreement") relating to the filing of Tax Returns and other tax-related matters.

                  6.05 CONFIDENTIALITY. The parties agree to observe the following covenants with respect to confidentiality:

                  (a) Hancock and Newco agree that no disclosure of this Agreement or the terms and conditions hereof shall be made to any third party without the consent of Newco and Hancock except; (i) to directors, officers, employees, agents, auditors or advisors of Newco and Hancock or their respective affiliates who are provided such information in connection with the consummation of the transactions contemplated by this Agreement, and who have been informed, and have agreed to comply with, the disclosure restrictions contained herein;
(ii) when required by law or regulation or as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or administrative proceeding; (iii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or federal regulatory body having or claiming to have jurisdiction over Newco and Hancock, as the case may be, or to the United States National Association of Insurance Commissioners or similar organizations or their successors or any nationally recognized rating agencies; or (iv) to Persons providing financings with respect to the


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transactions contemplated herein (including certain employees of the Company and its Subsidiaries).

                  (b) For a period of two (2) years after Closing, Newco shall hold in confidence, and shall not disclose (or permit or suffer its personnel to disclose) to any person outside its or its Affiliates' organization, any Confidential Information (as defined below) concerning Hancock or its Affiliates. Newco and its personnel shall use Confidential Information only for the purposes contemplated hereby and, unless and until the Closing occurs, shall not use or exploit such Confidential Information for its own benefit or the benefit of another without the prior written consent of Hancock. Newco shall disclose Confidential Information received by it under this Agreement only to persons within its organization who have a need to know such Confidential Information in connection with the consummation of the transactions contemplated by this Agreement.

                  (c) For a period of two (2) years after the Closing, Hancock shall hold in confidence, and shall not disclose (or permit or suffer its personnel to disclose) to a person outside its or its Affiliates' organization, any Confidential Information concerning Newco, the Company or any of its Subsidiaries. Hancock shall disclose such Confidential Information only to persons within its organization who have a need to know such Confidential Information; provided that Hancock may disclose Confidential Information (i) when required by law or regulation or as may be required or appropriate in response to any summons or subpoena or in connection with any litigation or administrative proceeding; (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state, provincial or federal regulatory body having or claiming to have jurisdiction over Hancock or any of its Affiliates, or to the United States National Association of Insurance Commissioners or similar organizations or their successors or any nationally recognized rating agency; or (iii) in connection with any Claim involving the subject matter of this Agreement or any request for indemnification pursuant to this Agreement.

                  (d) For purposes of Section 6.05(b) this Agreement, "Confidential Information" shall mean all information regarding Hancock, the Company or any of their respective Affiliates furnished or known by Newco prior to, on or after the date of this Agreement. For purposes of Section 6.05(c) of this Agreement, "Confidential Information" shall mean all information regarding Newco, the Company and its Subsidiaries known by Hancock prior to the Closing Date or furnished to Hancock or its Affiliates pursuant to the Shareholder Agreement.

                  (e) The obligations of Newco and Hancock specified in Sections 6.05(b) and 6.05(c) above, respectively, shall not apply, and Newco and Hancock shall have no further


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obligations, with respect to any Confidential Information to the extent that such Confidential Information:

                           (i)      is generally known to the public at the time
of disclosure or becomes generally known through no wrongful act on the part of the Person charged with preserving the confidentiality of such Confidential Information;

                           (ii)     was known by the Person charged with
preserving the confidentiality of such Confidential Information prior to the disclosure to such Person of the Confidential Information or was developed by Hancock or one of its Affiliates without reference to the Confidential Information of the Company and its Subsidiaries or was developed by the Company or one of its Subsidiaries without reference to the Confidential Information of Hancock and its Affiliates;

                           (iii)            becomes known to the Person charged
with preserving the confidentiality of such Confidential Information through disclosure by sources, other than such Person or its Affiliates or professional advisers, having the legal right to disclose such Confidential Information;

                           (iv)     is required to be disclosed by the Person
charged with preserving the confidentiality of such Confidential Information to comply with applicable laws or governmental regulations; provided, that the such Person provides prior written notice of such disclosure to the Person to which such Confidential Information relates, and takes reasonable and lawful actions to avoid and/or minimize the extent of such disclosure; or

                           (v)      consists of information concerning an
account where such account was at any time prior to Closing (1) an account of both Hancock or one of its Affiliates (other than the Company or one of its Subsidiaries) and the Company or one of its Subsidiaries, or (2) actively pursued as an account of Hancock or one of its Affiliates (other than the Company or one of its Subsidiaries).

                  6.06 NON-COMPETITION. Hancock agrees that for a period of two years after the Closing Date neither it nor any of its Subsidiaries shall:
(a) acquire for its own account in excess of 25% of the voting capital stock of, or all or substantially all of the assets of, any one or more of the Persons listed on SCHEDULE 6.06(a) attached hereto; provided that nothing herein shall be deemed to prohibit Hancock or its Affiliates from acquiring a greater interest in any such Person by virtue of acquiring the parent of any such Person, where the parent is engaged primarily in the insurance or financial services businesses, or (b) solicit to hire, hire,


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or engage as a consultant or independent contractor or in any other capacity any of the Persons listed on SCHEDULE 6.06(b).

                  6.07 12B-1 FUNDS. Hancock hereby agrees that following the Closing, the Company and its Subsidiaries shall be entitled to continue to receive certain fees payable with respect to the sale of mutual fund interests, until fees have been received in an amount equal to the unrecovered distribution expenses reflected on the Financial Statements which were in the amount of approximately $3,417,000 as of August 31, 1996 (the "12b-1 Fees"). Hancock hereby agrees to pay to the Company the amount of such 12b-1 Fees that otherwise would have been paid if for any reason the mutual funds have not paid such distribution expenses on or prior to the date on which the same would otherwise be payable.

                  6.08 SUTRO LITIGATION ESCROW. Newco agrees that it will administer, at its cost and expense, the escrow account ( the "Sutro Escrow Account") established in connection with Article VII of an agreement dated February 28, 1986.

                  6.09 PUBLIC ANNOUNCEMENTS. The parties hereto agree that prior to the Closing Date any and all general public pronouncements or other general public communication concerning this Agreement and the transactions contemplated herein, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of Hancock and Newco.

                  6.10 FURTHER ACTION. The parties hereto agree to use their respective best efforts to obtain the consent of mutual fund shareholders and advisory clients to the transactions contemplated hereby and to receive an exemptive order from the Commission with respect to mutual fund shareholder consents not obtained by Closing.

                  6.11 RECONCILIATION OF ACCOUNTS. To the extent that there exists as of the Closing any "out of balance" or similar reconciling condition with respect to the financial records of the Company or any of its Subsidiaries or the account of any client of the Company or any of its Subsidiaries, Newco shall cause the Company and its Subsidiaries to use all commercially reasonable efforts promptly after Closing to reconcile such condition, and the administration cost and expense of doing so shall not be included as a "Loss" for purposes of Section 9 of this Agreement.


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                  6.12. PURSUIT OF RIGHTS. If Hancock incurs any liability
hereunder with respect to a breach of the representation and warranty contained in Section 4.06 hereof with respect to a Net Out of Balance Account, and such liability relates in whole or in part to any action or omission on the part of Wexford Clearing Services Corporation ("Wexford") with respect to any account maintained by Wexford for the account of any customer of the Company or any Subsidiary, the Company agrees that it will use commercially reasonable efforts to pursue any claim which the Company or any Subsidiary may have against Wexford arising out of such action or omission, and that any amounts received from Wexford with respect to any such claim will be credited against amounts payable by Hancock.

                  6.13. COMPLIANCE WITH SECTION 15(f). Hancock and its Affiliates shall comply, and shall use all reasonable efforts to cause the Investment Companies and the Boards of Trustees of the Investment Companies to comply, at all times prior to the Closing with the requirements specified in
Section 15(f) of the Investment Company Act in order to permit Hancock to be entitled to the benefits thereof. Newco and its Subsidiaries shall comply, and shall use all reasonable efforts to cause the Investment Companies and the Boards of Trustees of the Investment Companies to comply, at all times from and after the Closing with the requirements specified in Section 15(f) of the Investment Company Act in order to permit Hancock to be entitled to the benefits thereof.

                  6.14. FURTHER COOPERATION. Each of Hancock and Newco agrees that it will use all reasonable efforts, including making personnel and records available upon reasonable request, to assist the other party in fulfilling its obligations and exercising its rights hereunder.

         7.       CONDITIONS TO OBLIGATIONS OF NEWCO

                  The obligations of Newco under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of Newco;

                  7.01 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF HANCOCK; COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Hancock contained herein and in the Tax Matters Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except (i) representations and warranties that were made as of a specified date shall continue on the Closing Date to be true as of the specified date, (ii) for any changes permitted by the terms hereof or consented to in writing by Newco and (iii) as provided in amended schedules delivered by Hancock to Newco prior to the Closing Date, if Newco agrees to accept such amended schedules. Hancock shall have performed and complied in all material respects with

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all terms, conditions, obligations, agreements and restrictions required by this
Agreement to be performed or complied with by Hancock prior to or at the Closing Date. Notwithstanding the foregoing, in the event that the Closing shall not have occurred on or before November 26, 1996, then the condition set forth in this Section 7.01 shall be deemed to have been satisfied if the representations and warranties of Hancock contained herein shall have been true in all material respects as of November 26, 1996, except (i) representations and warranties that were made as of a specific date shall continue as of November 26, 1996 to be true as of the specified date, (ii) for any changes permitted by the terms hereof or consented to in writing by Newco, and (iii) as provided in amended schedules delivered to Newco prior to November 26, 1996, if Newco agrees to accept such amended schedules no later than November 26, 1996, and the opinion of counsel required by Section 7.04, the consents and deliveries required by Sections 7.02 and 7.05 and the Transitional Service Agreement and the Tax
Matters Agreement required by Sections 7.10 and 7.11 shall be placed into escrow pending the Closing and the conditions required by such Sections and Section
7.07 shall be deemed to be satisfied for all purposes of this Agreement. Newco agrees that if amended disclosure schedules are delivered to Newco pursuant to
Section 9.01 prior to November 26, 1996, Newco must confirm to Hancock prior to November 26, 1996 whether Newco accepts such disclosure schedules as so amended.

                  7.02 GOVERNMENTAL AND THIRD PARTY APPROVALS. The consents and approvals specified on SCHEDULE 7.02 shall have been obtained.

                  7.03 ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                  7.04 OPINION OF COUNSEL. Newco shall have received an opinion of Hale and Dorr, counsel to Hancock, dated as of the Closing Date, in form and content reasonably acceptable to Newco.

                  7.05 CLOSING DELIVERIES. Newco shall have received at or prior to the Closing the following:

                  (a) the stock certificates representing the Shares duly endorsed in accordance with Subsection 2.01 of this Agreement;

                  (b) certificates of Hancock's officers evidencing satisfaction of the conditions specified in Section 7.01;


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                  (c)      a certificate of the Secretary of Hancock attesting
to the incumbency of Hancock's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents and by-laws;

                  (d) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the legal existence and good standing of the Company in Massachusetts;

                  (e) the resignations, effective as of the Closing Date, of all Directors and officers of the Company that are not employed thereby, so requested by Newco at least two Business Days prior to the Closing Date; and

                  (f)      a cross receipt executed by Newco and Hancock.

                  7.06 FINANCING. Financing for the transactions contemplated hereby shall have been provided in accordance with the terms of the Definitive Financing Agreements.

                  7.07 APPROVAL OF FUND TRUSTEES OR DIRECTORS. By a vote of not less than a majority of all of the members of each Fund's Board of Trustees or Directors and not less than a majority of all of the trustees or directors of each Fund who are not "interested persons" of the relevant Fund, the Board of Trustees or Directors of each Fund shall have adopted resolutions approving the adoption of new investment advisory agreements between the Fund and Freedom Capital Management Corporation substantially in the form to be filed with the Funds' respective preliminary proxy materials, with changes to reflect the party to the agreements and the duration thereof and such other changes as may be approved by Hancock (the "Fund Agreements"). The resolutions approving each action referred to in this Section 7.07 shall not have been amended, modified or rescinded and shall remain in full force and effect.

                  7.08 APPROVAL OF FUND SHAREHOLDERS. Either (a) the shareholders of each of the Funds, by the vote of a majority of such Fund's outstanding voting securities, as defined in the Investment Company Act, or the applicable class or series thereof, shall have approved the Fund Agreements or
(b) the Funds shall have received an exemptive order from the Commission permitting the Funds to implement the Fund Agreements without prior Fund shareholder approval for a period beginning on the Closing Date and ending on the earlier of the 120th day after the Closing Date or the date the Fund Shareholders approve or disapprove of the Fund Agreement.


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                  7.09 EXECUTION OF THE FUND AGREEMENTS. Each of the Funds shall have duly authorized, executed and delivered the Fund Agreements.

                  7.10 TRANSITIONAL SERVICES AGREEMENT. Hancock shall have executed and delivered the Transitional Services Agreement.

                  7.11 TAX MATTERS AGREEMENT. Hancock shall have executed and delivered the Tax Matters Agreement to Newco.

                  7.12 NO MATERIAL ADVERSE EFFECT. Since the date of execution of this Agreement, there shall have been no event or occurrence which has had, or is reasonably likely to have, a Material Adverse Effect.

         8.       CONDITIONS TO OBLIGATIONS OF HANCOCK

                  The obligations of Hancock under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing by Hancock in its sole discretion:

                  8.01 CONTINUED TRUTH OF REPRESENTATIONS AND WARRANTIES OF NEWCO; COMPLIANCE WITH COVENANTS AND OBLIGATIONS. The representations and warranties of Newco in this Agreement shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except (i) representations and warranties that were made as of a specified date shall continue on the Closing Date to be true as of the specified date and (ii) for any changes consented to in writing by Hancock. Newco shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date. Newco shall have accepted any amendments to the disclosure schedule to Sections 3 and 4 of this Agreement delivered by Hancock to Newco prior to the Closing.

                  8.02 CORPORATE PROCEEDINGS. All corporate and other proceedings required to be taken on the part of Newco to authorize or carry out this Agreement shall have been taken.

                  8.03 GOVERNMENTAL AND THIRD PARTY APPROVALS. The consents and approvals specified on SCHEDULE 7.02 shall have been obtained.

                  8.04 ADVERSE PROCEEDINGS. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body


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or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of Hancock to transfer the Shares.

                  8.05 OPINION OF COUNSEL. Hancock shall have received an opinion of Hutchins, Wheeler & Dittmar, counsel to Newco, dated as of the Closing Date, in form and content reasonably acceptable to Hancock.

                  8.06 TAX MATTERS AGREEMENT. Newco shall have entered into a Tax Matters Agreement substantially in the form attached hereto as Exhibit F.

                  8.07 ADDITIONAL SHARE AGREEMENT. Newco shall have entered into the Additional Share Agreement substantially in the form of Exhibit A hereto.

                  8.08 NEWCO SHAREHOLDER AGREEMENTS. Each of the shareholders of Newco shall have entered into a Shareholder Agreement incorporating the terms set forth on EXHIBIT B attached hereto. Hancock shall have been provided with copies of the Definitive Financing Documents, the articles of incorporation and by-laws of Newco and each agreement relating to Newco to which Newco, Lee, SCP or Employee Investors is a party (collectively, the "Newco Documents"), and the Newco Documents shall not be inconsistent in any material respect with the commitment letters submitted to Hancock prior to execution of this Agreement.

                  8.09 MANAGEMENTS' OBLIGATIONS. Employee Investors shall have contributed not less than $25,000,000 to the capital of Newco in exchange for Newco Common Stock.

                  8.10 CLOSING DELIVERIES. Hancock shall have received at or prior to the Closing the following:

                  (a) such certificates of Newco's officers and such other documents evidencing satisfaction of the conditions specified in this Section 8 as Hancock shall reasonably request;

                  (b) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing (including tax) of Newco in Delaware;

                  (c) a certificate of the Secretary of Newco attesting to the incumbency of Newco's officers, the authenticity of the resolutions authorizing the transactions contemplated


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by this Agreement, and the authenticity and continuing validity of the charter documents and by-laws;

                  (d) payment of the Cash Consideration and receipt of the Hancock Newco Shares;

                  (e) payment to Hancock and its affiliates (other than the Company and its Subsidiaries) of amounts necessary to satisfy all outstanding liabilities or advances (including interest thereon) made by Hancock or its Affiliates (other than the Company and its Subsidiaries) to the Company or any of its Subsidiaries as of the Closing Date;

                  (f) organizational documents of Newco certified by the President of Newco;

                  (g)      a cross receipt executed by Newco and Hancock; and

                  (h) a certificate of the chief financial officer of Newco confirming that after giving effect to (i) the transactions contemplated hereby,
(ii) the Financing Arrangements in place on and immediately after the Closing,
(iii) the repayment of any indebtedness from the Company and/or any Subsidiary to Hancock; and (iv) the capitalization of Newco on and immediately after the
Closing:

                           (i)      the fair value and present fair value of
Newco's assets will exceed the probable liabilities of Newco;

                           (ii)     Newco will be able to pay its probable
liabilities as they mature;

                           (iii)    Newco will have sufficient cash flow to
enable it to pay its probable liabilities as they mature; and

                           (iv)     Newco will not have unreasonably small
capital with which to conduct its business as now conducted and as planned to be conducted.

                  8.11 REPAYMENT OF COMMERCIAL PAPER FACILITY. All Liabilities owed by the Company or any of its Subsidiaries to Hancock or any of its Affiliates shall have been repaid in full.

                  8.12 GOLDSMITH CONTRIBUTION AGREEMENT. John Goldsmith shall have executed and delivered to Hancock a Contribution Agreement in the form of EXHIBIT G hereto.



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         9.       INDEMNIFICATION

                  9.01 SURVIVAL. The parties agree that the representations and warranties contained in Sections 3, 4 and 5 shall survive the Closing until April 1, 1998, except with respect to the representations and warranties set forth in Sections 3.02, 4.03 and 5.03, which shall survive the Closing without limitation. From and after the applicable period of survival with respect to such respective representations and warranties of Hancock and Newco, neither Hancock nor Newco nor any of their respective Affiliates shall have any liability whatsoever with respect to any such representation or warranty, except for breaches as to which any party shall have notified the other party in writing prior to such date. The covenants contained in Sections 6.01, 6.02, 6.03, 6.04, 6.09 and 6.10 shall survive until the Closing, those contained in Sections 6.05(b), 6.05(c), 6.06 and 6.07 shall survive during the periods contemplated in those Sections, and those contained in Sections 6.05(a), 6.08, 6.11, 6.12, 6.13 and 6.14 shall survive the Closing without limit as to duration. The obligations of Hancock and Newco under this Section 9 shall continue without limit until they have been satisfied. The parties agree that Hancock may amend the schedules setting forth exceptions to the representations and warranties contained in Sections 3 and 4 to reflect any item or fact which first becomes known to Hancock after execution of this Agreement. In such event, Hancock shall deliver any such amended schedule to the Company as soon as practicable after Hancock becomes aware of the need to amend such Schedule, but in any event not less than three Business Days prior to Closing (or if Hancock first becomes aware of an item or fact prior to Closing but less than three Business Days prior to Closing, as soon as practicable after Hancock gains such awareness). For the purposes of determining whether the closing condition set forth in Section 7.01 has been satisfied, such disclosure schedules, unless accepted by Newco, shall be read without inclusion of any such amendment, but if Newco elects to close the transaction herein set forth, the disclosure schedules as so amended shall be deemed the disclosure schedules for purposes of determining whether Hancock has any liability under Section 9.02.

                  9.02 INDEMNIFICATION BY HANCOCK. Hancock hereby agrees to indemnify, defend and hold Newco, its officers, directors, employees, owners, agents and Affiliates, harmless from and in respect of any and all Losses (as defined in Section 9.10), arising out of or resulting from (a) any breach or inaccuracy of any representation or warranty contained in Section 3 or 4 of this Agreement, (b) any breach by Hancock of its obligations under the last sentence of Section 4.15(a) or under Section 6.06 or 6.07. Notwithstanding the foregoing, Hancock shall have no liability under this Section 9.02 with respect to any Loss attributable to the failure to obtain any third party consent or approval other than those set forth on SCHEDULE 7.02.


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                  9.03 SPECIAL INDEMNIFICATION WITH RESPECT TO CERTAIN MATTERS.
Hancock hereby agrees to indemnify, defend and hold Newco, its officers, directors employees, owners, agents and Affiliates harmless from and in respect of all Losses which may be incurred after the Closing Date with respect to (i)
(x) the claims set forth in County of Cuyahoga, Case No. 293074, Court of Common Pleas, Cuyahoga County, Ohio, and any other actions which may be brought on the basis of the claims set forth in such case (the "Cuyahoga Claim"), (y) claims which may be asserted with respect to the sale of interests in the New England Residential Properties limited partnership, or the operation of such partnership (the "New England Properties Claim"), or (z) claims which may be asserted with respect to the establishment or administration of, or payments made or withheld from, the Sutro Escrow Account, including, without limitation, any claims for damages arising out of liabilities which were intended to be paid from the Sutro Escrow Account and the amount payable by Sutro & Co. Incorporated with respect to any such liabilities (the "Sutro Claim" and, together with the Cuyahoga Claim and the New England Properties Claim, the "Special Litigation Matters"), (ii) the Internal Revenue Service examination of the Profit-Sharing Retirement Plan for Employees of Tucker Anthony Incorporated for plan years 1992 through 1995 (including any sanction payments that may be imposed or negotiated under any closing agreement) (the "Special Employee Benefit Matter") and (iii) the investigation by any one or more of the New York Stock Exchange, the Commission and the National Association of Securities Dealers, Inc. of any breach by John Hancock Clearing Corporation of the net capital rules during the period March 29, 1996 through the date of this Agreement (the "Net Capital Matter"); provided, however, that (a) with respect to the first $2 million of Losses related to the Special Litigation Matters, Newco shall be responsible for 50% of such Losses, (b) with respect to Losses related to the Special Litigation Matters in excess of $2 million but not in excess of $12 million, Newco shall be responsible for 20% of such Losses, and (c) with respect to Losses related to the Special Employee Benefit Matter, Newco shall be responsible for 25% of such Losses, up to a maximum liability on the part of Newco in connection with the Special Employee Benefit Matter of $100,000. Newco agrees that before it releases any funds from the Sutro Escrow Account it will give prior written notice to Hancock, setting forth the reason for such proposed release, and that it will give Hancock a reasonable opportunity to discuss such proposed action before such release is effected.

                  9.04 INDEMNIFICATION BY NEWCO. Newco hereby agrees to indemnify, defend and hold Hancock, its officers, directors, employees, consultants, owners, agents and Affiliates, harmless from and in respect of any and all Losses which may be sustained or suffered by any of them (a) arising out of or resulting from any breach or inaccuracy of any representation or warranty contained in Section 5 of this Agreement, (b) arising out of a breach by Newco of its covenants in Sections 6.12 and 6.13, and (c) arising out of any and all actions, suits, claims and administrative or other proceedings of every kind and nature


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instituted or pending against Hancock or any of its Affiliates at any time before or after the Closing Date to the extent that such Losses (a) relate to or arise out of or in connection with the assets, businesses, operations, conduct, products and/or employees (including former employees) of the Company or any of its Subsidiaries, relating to or arising out of or in connection with occurrences after the Closing Date and (b) do not arise out of a breach or inaccuracy of Hancock's representations and warranties in, or a breach or default in the performance of any warranty, covenant under, undertaking or other agreement contained in this Agreement or any other Contribution Document.

                  9.05 MINIMUM INDEMNIFICATION. Notwithstanding anything to the contrary contained herein, but subject to the last sentence of this Section 9.05, Hancock shall have no liability with respect to the indemnification required under Section 9.02(a) unless and until the total of all claims for Losses under that Section exceeds $1,750,000, and (b) Newco shall have no liability with respect to the indemnification required under Section 9.04(a) unless and until the total of all claims for Losses under that Section exceeds $1,750,000, and then only for the amount by which such claims for indemnity or damages exceeds $1,750,000. The foregoing limitations shall not apply with respect to any Loss arising out of a breach of a representation or warranty contained in Section 3.02, 3.05, 4.03, 5.03 or 5.10, or with respect to Hancock's obligations under Sections 9.02(b) or 9.03 or with respect to Newco's obligations under Section 9.04(b) or (c).

                  9.06 MAXIMUM INDEMNIFICATION FOR CERTAIN LOSSES. In no event shall either (a) the maximum aggregate amount payable by Hancock with respect to the indemnification required under Section 9.02(a) and under Section
9.03 exclusive of any amount paid with respect to a breach of a representation or warranty contained in Section 3.02 or 4.03, or (b) the maximum aggregate amount payable by Newco under Sections 9.03 and 9.04(a), exceed $30,000,000.

                  9.07 NOTICE AND OPPORTUNITY TO DEFEND. Hancock and Newco agree as follows with respect to the defense of any matter for which indemnification is payable hereunder:

                           (a)      Subject to the provisions of subparagraph
(b) of this Section 9.07 with respect to a matter for which indemnity is payable under Section 9.03, if there occurs an event which a party asserts is an indemnifiable event pursuant to Section 9.02, 9.03, or 9.04, the parties seeking indemnification shall promptly notify the other parties obligated to provide indemnification (collectively, the "Indemnifying Party"). If such event involves
(a) any Claim or (b) the commencement of any action, suit or proceeding by a third person, the party seeking indemnification will give such Indemnifying Party prompt written notice of such Claim or the

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commencement of such action, suit or proceeding, PROVIDED, HOWEVER, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action, suit or proceeding shall be brought against any party seeking indemnification and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it desires to do so, to assume the defense thereof, with counsel reasonably satisfactory to such party seeking indemnification and, after notice from the Indemnifying Party to such party seeking indemnification of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification hereunder for any attorneys' fees or any other expenses, in each case subsequently incurred by such party, in connection with the defense of such action, suit or proceeding. The party seeking indemnification agrees to cooperate fully with the Indemnifying Party and its counsel in the defense against any such action, suit or proceeding. In any event, the party seeking indemnification shall have the right to participate at its own expense in the defense of such action, suit or proceeding. In no event shall an Indemnifying Party be liable for any settlement or compromise effected without its prior consent. If, however, the party seeking indemnification refuses its consent to a BONA FIDE offer of settlement which the Indemnifying Party wishes to accept (which must include the unconditional release of the parties seeking indemnification from all liability with respect to the Claim at issue), the party seeking indemnification may continue to pursue such matter, free of any participation by the Indemnifying Party, at the sole expense of the party seeking indemnification. In such event, the obligation of the Indemnifying Party to the party seeking indemnification shall be equal to the lesser of (i) the amount of the offer or settlement which the party seeking indemnification refused to accept plus the costs and expenses of such party prior to the date the Indemnifying Party notifies the party seeking indemnification of the offer of settlement and (ii) the actual out-of-pocket amount the party seeking indemnification is obligated to pay as a result of such party's continuing to pursue such matter.

                  (b) Notwithstanding the provision of subparagraph (a) of this
Section 9.07, Hancock and Newco agree as follows with respect to the defense of the Net Capital Matter, Special Litigation Matters and the Special Employee Benefit Matter. Newco shall control the defense of any Special Litigation Matter until such time as the aggregate Losses with respect to all Special Litigation Matters are reasonably likely to exceed $2 million. Thereafter, Hancock shall have the right to assume the control of the defense of such Special Litigation Matters as Hancock elects to control in its sole discretion. Hancock shall also have the right to assume the control of the defense of the Special Employee Benefit Matter and the Net Capital Matter. With respect to the Special Litigation Matters and the Special Employee Benefit Matter, the party which does not control the defense thereof may participate in such defense at its own cost. Hancock and Newco agree that their mutual consent shall be required

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for any settlement of any of the Special Litigation Matters which includes aggregate Losses with respect to any Special Litigation Matter exceeding $500,000 or any settlement of the Special Employee Benefit Matter which includes aggregate Losses with respect thereto which are reasonably likely to be less than $400,000. Hancock shall be entitled to settle without Newco's consent the Special Employee Benefit Matter if the aggregate Losses with respect thereto are reasonably likely to exceed $400,000. Hancock shall have the right to approve the settlement of the Net Capital Matter, without Newco's approval, if such settlement involves only a monetary penalty. Newco also agrees that it will agree to liquidate John Hancock Clearing Corporation if so requested as part of the settlement of the Net Capital Matter. If settlement of the Net Capital Matter involves other than a monetary penalty and liquidation of John Hancock Clearing Corporation, the approval of each of Hancock and Newco shall be required, which shall not be unreasonably withheld. Hancock shall be entitled to settle without Newco's consent any of the Special Litigation Matters if the aggregate Losses with respect to all Special Litigation Matters are reasonably likely to exceed $12 million.

                  9.08 CONTRIBUTION. If the indemnification provided for in
Section 9.02 or 9.04 as the case may be, of this Agreement is unavailable to a party seeking indemnification in respect to any Losses, then the Indemnifying Party, in lieu of indemnifying such party seeking indemnification, shall have an obligation to contribute, and shall contribute, to the amount paid or payable by such party seeking indemnification as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the party seeking indemnification, on the other hand, in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and the parties seeking indemnification shall be determined by reference to, among other things, whether any action in question, including any breach or inaccuracy of any representation or warranty, relates to information supplied by the Indemnifying Party or the parties seeking indemnification and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it will not be just and equitable if contribution pursuant to the preceding provisions of this Section 9.08 were determined by any method of allocation which does not take into account the equitable considerations referred to in such provisions. No Person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  9.09 EXCLUSIVE REMEDY. The parties hereto agree that, except as provided in Section 10.3, and except for the obligations of the parties under
Section 6.05 and under the Tax Matters Agreement, the indemnification provided by this Section 9 shall be an Indemnified Party's sole and exclusive remedy against an Indemnifying Party for the recovery of any Loss under this Agreement or the transactions contemplated by this Agreement.


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                  9.10 DETERMINATION OF LOSS. The term "Loss" or "Losses" shall mean any and all losses, damages, costs and expenses of any kind and nature whatsoever (including without limitation, interest and penalties, reasonable expenses of investigation and court costs, reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of other professionals) which may be sustained or suffered by a party hereto with respect to an event or matter for which an Indemnifying Party is obligated to provide indemnity hereunder. With respect to Losses consisting of amounts which the Company or any of its Subsidiaries pays in defense of any Special Litigation Matter, the Special Employee Benefit Matter or the Net Capital Matter, the term Loss shall include only amounts paid from and after the Closing Date; provided that Hancock agrees that it will not cause the Company or any of its Subsidiaries to accelerate such payments prior to the Closing Date. Losses shall be calculated net of any insurance proceeds actually received by the Company or any of its Subsidiaries with respect to the event or occurrence giving rise to indemnification, and the Company shall use, or shall cause its Subsidiaries to use, commercially reasonable efforts to pursue any insurance recovery which may be available with respect to any matter for which indemnification is sought under this Section 9. Losses shall also be calculated on an after-tax basis, such that indemnification payments shall be net of the present value of any tax benefit to the recipient (Newco or Hancock) of such payments with respect to the Loss which gave rise to such indemnification, and shall be increased by the amount, if any, of tax payable by the recipient on account of the receipt of such payments, it being the intent of the parties that the purpose of the indemnification provisions of this Section 9 is to hold harmless the indemnified party from the after tax economic effect of any Loss (subject to the limitations contained in Sections 9.05 and 9.06).

                  9.11 EFFECT OF INDEMNIFICATION. Newco and Hancock agree that should either party be required to provide indemnity pursuant to this Article 9, such amount shall be deemed for tax reporting purposes to be an adjustment to the consideration provided under Section 2.01.

         10.      TERMINATION OF AGREEMENT

                  10.01 TERMINATION BY LAPSE OF TIME. This Agreement shall terminate at 5:00 p.m., Boston Time, on November 26, 1996, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of Newco and Hancock; provided, however, that if the Commission shall fail to grant exemptive relief on or before November 26, 1996 permitting Hancock and Newco to consummate the transaction contemplated herein without first obtaining the approval of the Funds shareholders, then the date on which this Agreement shall terminate shall automatically be extended to December 31, 1996. In addition, if Newco fails to achieve a performance milestone set forth on EXHIBIT D

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                                                                  EXECUTION COPY

hereto, Hancock may terminate the Agreement by written notice given by Newco after the date on which such milestone was to have been performed, and prior to the date of such performance. Upon request, Hancock shall be provided with such evidence as it may reasonably request of the completion of such milestones.

                  10.02 TERMINATION BY AGREEMENT OF THE PARTIES. This Agreement may be terminated by the mutual written agreement of the parties hereto.

                  10.03 AVAILABILITY OF REMEDIES AT LAW. In the event of such termination pursuant to this Section 10, Newco shall have no further obligation or liability to Hancock under this Agreement, and Hancock shall have no further obligation or liability to Newco under this Agreement except for a breach of Sections 6.02(b), 6.05 and 17 of this Agreement which shall survive the Closing without limitation.

         11.      RESTRICTION ON USE OF CERTAIN NAMES

                  (a) Newco acknowledges that, prior to the Closing Date, Hancock and its Affiliates (other than the Company and its Subsidiaries) have, and after the Closing Date such Persons will continue to have, the absolute and exclusive proprietary right to all names, marks, trade names and trademarks (collectively, "Names") incorporating "John Hancock" or using any John Hancock logo, by itself or in combination with any other Name, and that none of the rights thereto or goodwill represented thereby or pertaining thereto are being transferred hereby or in connection herewith or being acquired as a result of the transactions contemplated hereby; provided, however, that Newco shall not have any liability to Hancock if during the twelve month period commencing on the Closing Date Newco or its Affiliates make incidental or accidental use of names incorporating "John Hancock" or use any John Hancock logo, but only to the extent that Newco is attempting in good faith to discontinue the use of such name and logo and discontinues any particular use promptly after becoming aware of the same. On the Closing Date Newco shall cause the Company and each of its Subsidiaries to change its corporate name so as to exclude the "John Hancock" name or any confusingly similar name.

                  (b) Hancock acknowledges and agrees that, from and after the Closing Date, Newco and its Affiliates shall have the absolute and exclusive proprietary right to all Names incorporating "Freedom", "Tucker Anthony" or "Sutro", or using the Freedom, Tucker Anthony or Sutro logos, by themselves or in combination with any other Name, and that no right in such Names shall be retained by Hancock or any of its Affiliates. From and after the Closing Date, Hancock will cause the Freedom, Tucker Anthony or Sutro funds they manage to change their name to exclude the "Freedom," "Tucker Anthony" or "Sutro" names, as applicable, and Hancock will not, nor will it permit any of its Affiliates to, use the name

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                                                                  EXECUTION COPY

"Freedom", "Tucker Anthony" or "Sutro", or any name or phrase containing such names, or any confusingly similar names, or the Freedom, Tucker Anthony or Sutro logos. Notwithstanding the foregoing, Hancock's Affiliates may, for a period ending April 30, 1998, continue to use the "Freedom" name in one or more trust instruments executed in connection with mutual funds its Affiliates sells or manages, and in proxy statements and regulatory filings made with respect to such funds; provided that in no event shall Hancock use or permit such funds to sue the "Freedom" name in any advertising, marketing or promotional efforts (except to the extent necessary to identify a trust incorporating "Freedom" in its name).

                  (c) If, after the Closing Date, Newco or any of its Affiliates shall prepare any general advertisement to the effect that the Company and/or one or more of its Subsidiaries are affiliated with Newco and not Hancock or its Affiliates, Hancock shall have the right to review, comment upon and consent to (which shall not be unreasonably withheld) such advertisement not less than five Business Days prior to its first use.

         12. AGREEMENT TO SATISFY CERTAIN LIABILITIES AND ADVANCES. Newco agrees and covenants that it will pay, at or prior to the Closing, to Hancock the amount necessary to satisfy as of the Closing Date all outstanding liabilities and advances (including interest thereon) made by Hancock or its Affiliates (other than the Company and its Subsidiaries) to the Company or any of its Subsidiaries. Hancock agrees and covenants that it will pay, at or prior to the Closing, to the Company or its Subsidiaries, as applicable, the amount necessary to satisfy all outstanding liabilities and advances (including interest thereon) made by the Company or its Subsidiaries, as applicable, to Hancock as of the Closing Date.

         13. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by facsimile, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

                       To Newco:        JHFSC Acquisition Corp.
                                        c/o Thomas H. Lee Company
                                        75 State Street
                                        Boston, MA 02108
                                        Facsimile: 617-227-3514
                                        Attn: Thomas M. Hagerty

                       With copies to:  Tucker Anthony Incorporated
                                        One World Financial Center
                                        200 Liberty Street



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                                                                  EXECUTION COPY

                                        New York, New York 10281
                                        Facsimile: 212-225-8852
                                        Attn: Kevin J. McKay, Esq.

                                        Hutchins, Wheeler & Dittmar
                                        101 Federal Street
                                        Boston, MA 02110
                                        Facsimile: 617-951-1295
                                        Attn: James Westra, Esq.

                                        Ropes & Gray
                                        One International Place
                                        36th Floor
                                        Boston, MA 02110
                                        Facsimile:  617-951-7050
                                        Attn: Alfred O. Rose, Esq.

                  To Hancock:           John Hancock Mutual Life
                                        Insurance Company
                                        200 Clarendon Street
                                        Boston, MA 02116
                                        Facsimile: 617-572-4111
                                        Attn: Foster Aborn, Vice Chairman
                                              and Chief Investment Officer

                  With a copy to:
                                        John Hancock Mutual Life
                                        Insurance Company
                                        200 Clarendon Street
                                        Boston, MA 02116
                                        Facsimile: 617-572-9268
                                        Attn: Joanne P. Acford, Esq.
                                              Second Vice President and Counsel

                                        Hale and Dorr
                                        60 State Street
                                        Boston, MA 02109
                                        Facsimile: 617-526-5000
                                        Attn: Jeffrey N. Carp, Esq.


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                                                                  EXECUTION COPY

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date of personal delivery or facsimile transmission (with telephone confirmation), or (b) one Business Day after being sent, if sent by federal express, or (c) three Business Days after being sent, if sent by registered or certified mail.

         14.      SUCCESSORS AND ASSIGNS

                  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Newco, on the one hand, and Hancock, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that Newco may grant a security interest in its rights under Section 9 hereof to any Person who provides financing for the transactions described herein. Any assignment in contravention of this provision shall be void. No assignment shall release Newco or Hancock from any obligation or liability under this Agreement.

         15.      ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS

                  (a) This Agreement and all Schedules hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties, except that this Agreement shall not supersede the Confidentiality Agreement, dated the date hereof, among Hancock, Lee and SPC. The parties, may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by Newco and Hancock.

                  (b) If the provisions of any Schedule to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

         16.      SEVERABILITY

                  Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.


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                                                                  EXECUTION COPY

         17.      EXPENSES

                  Each of Newco and Hancock shall pay all fees and expenses (including, without limitation, legal, accounting and financial advisory and/or investment banking fees and expenses) incurred by such party in connection with the transactions contemplated hereby. Hancock shall cause the Company to advance all expenses associated with soliciting the approval of Fund Shareholders described in Section 7.08, and if the transaction herein contemplated is consummated, half of such solicitation expenses shall be borne by Hancock and half by Newco. Except as set forth in the preceding sentence with respect to expenses associated with securing approval of the Fund Shareholders, the Company and its Subsidiaries shall be responsible for all expenses that they incurred in connection with the transactions contemplated by this Agreement.

         18.      GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         19.      SECTION HEADINGS

                  The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

         20.      COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.


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




                             CONTRIBUTION AGREEMENT

                           COUNTERPART SIGNATURE PAGE

         IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of and on the date first above written.

(Corporate Seal)                       Newco:

ATTEST:                                JHFSC ACQUISITION CORP.



/s/ James Westra                       By: /s/ John H. Goldsmith
-----------------------------              -------------------------------------
Secretary                                  Name: John H. Goldsmith
                                           Title: President



                                       Hancock:

(Corporate Seal)                       JOHN HANCOCK SUBSIDIARIES, INC.

ATTEST:

                                       By: /s/ John T. Farady
                                           -------------------------------------
                                           Name: John T. Farady
                                           Title: Treasurer

-----------------------------
Secretary

                                       Lee:

                                       THOMAS H. LEE EQUITY FUND III, L.P.

                                       By: THL Equity Advisors III Limited
                                           Partnership, General Partner

                                       By: THL Equity Trust III, General Partner

                                       By: /s/ Thomas M. Hagerty
                                           -------------------------------------
                                           Name: Thomas M. Hagerty
                                           Title: Vice President



                                      -S1-

                             CONTRIBUTION AGREEMENT

                           COUNTERPART SIGNATURE PAGE

         IN WITNESS WHEREOF this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                       SCP:

                                       SCP PRIVATE EQUITY PARTNERS, L.P.

                                       By: /s/ Samuel A. Plum
                                           -------------------------------------
                                           Name: Samuel A. Plum
                                           Title: General Partner





                                      -S2-